As filed with the Securities and Exchange Commission on February 12, 2008

Registration No. 333-147881

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAFS Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	68-0663042
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

35 East 62nd Street
New York, New York 10065
(212) 572-8600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry F. Schwartz, Esq.
35 East 62nd Street
New York, New York 10065
(212) 572-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 (212) 373-3000 Fax: (212) 757-3990	Bruce S. Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 Fax: (212) 872-1002

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                                 , 2008

PRELIMINARY PROSPECTUS

$500,000,000

MAFS Acquisition Corp.

50,000,000 Units

MAFS Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets, which we refer to as our business combination. If we are unable to consummate our business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate a business combination by up to an additional 12 months. In order to extend the period of time to up to 36 months (i) holders of a majority of our outstanding shares of common stock must approve the extension and (ii) conversion rights must be exercised with respect to less than 40% of the shares sold in this offering, each as described in this prospectus. If we fail to sign a definitive agreement within such 24-month period or if we fail to consummate a business combination within such 24-month period (or up to 36-month period if our stockholders approve an extension), we will liquidate and distribute the proceeds held in the trust account described below to our public stockholders. Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any substantive discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as activities relating to this offering.

This is an initial public offering of our securities. We are offering 50,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our consummation of a business combination and one year from the date of this prospectus, provided that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus is available. The warrants will expire five years from the date of this prospectus, or earlier upon redemption.

We have granted our underwriter a 30-day option to purchase up to 7,500,000 additional units solely to cover over-allotments, if any.

Our sponsor, MAFS Acquisition LLC, has agreed to purchase (or cause one or more of its affiliates to purchase) an aggregate of 10,000,000 warrants at a price of $1.00 per warrant ($10,000,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering. The proceeds from the sale of the warrants in the private placement will be deposited into a trust account and subject to a trust agreement described below, and will be part of the funds distributed to our public stockholders in the event we are unable to consummate a business combination. The sponsor warrants will be substantially similar to the warrants included in the units being sold in this offering, except that the sponsor warrants will not be redeemable by us as long as they are held by our sponsor, its affiliates or their permitted transferees and may be exercised by paying cash or on a cashless basis. Our sponsor has agreed that these warrants will be subject to certain transfer restrictions described herein until after we consummate our business combination.

In addition, prior to the closing of this offering, MacAndrews & Forbes Holdings Inc., an affiliate of our sponsor, will enter into an agreement with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place limit orders (or cause one or more of its affiliates to place limit orders) for up to $40,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require MacAndrews & Forbes (or its affiliates) to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase until the earlier of the expiration of the buyback period and such purchases reach $40,000,000 in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and MacAndrews & Forbes. It is intended that these purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. MacAndrews & Forbes has agreed to apply any portion of the $40,000,000 not used for open market purchases of common stock to purchase (or cause one or more of its affiliates to purchase) units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol ‘‘MGP.U’’ on or promptly from the date of this prospectus. The common stock and warrants will begin separate trading on the 35th day from the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols ‘‘MGP’’ and ‘‘MGP.WS,’’ respectively. We cannot assure you that our securities will be or will continue to be listed on the American Stock Exchange.

Investing in our securities involves risks. See ‘‘Risk Factors’’ beginning on page 31 of this prospectus for a discussion of information that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$500,000,000
Underwriting discounts and commissions(1)	$0.70	$35,000,000
Proceeds, before expenses, to us	$9.30	$465,000,000

(1)	Includes $0.35 per unit, or $17,500,000 in the aggregate ($20,125,000 if the underwriter’s over-allotment option is exercised in full), payable to the underwriter for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriter, without interest, only on completion of our business combination, as described in this prospectus.

The underwriter is offering the units on a firm-commitment basis. The underwriter expects to deliver the units to investors in this offering on or about                 , 2008. Of the net proceeds we receive from this public offering and the private placement of the sponsor warrants, $491,460,000 (approximately $9.83 per unit) will be deposited into a trust account (of which $17,500,000 or approximately $0.35 per unit is attributable to deferred underwriting discounts and commissions) maintained by American Stock Transfer & Trust Company, acting as trustee. The funds held in trust (net of taxes and up to $9,000,000 of income earned on the trust account disbursed to us for working capital purposes) will not be released from the trust account until the earlier of the consummation of a business combination or our liquidation, except to satisfy stockholder conversion rights in connection with an extension of our corporate existence as described in this prospectus.

Citi

                , 2008.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The information may be required to be updated at a later date.

Unless otherwise stated in this prospectus:

•	references to ‘‘we,’’ ‘‘us,’’ ‘‘our,’’ ‘‘company’’ or ‘‘our company’’ refer to MAFS Acquisition Corp.; references to ‘‘we,’’ ‘‘us,’’ ‘‘company,’’ or ‘‘our company’’ in the context of a business combination can also mean (i) an entity formed to effect the business combination or (ii) the surviving entity in the business combination, which may include the target company or business or its parent;

•	references to our ‘‘sponsor’’ refer to MAFS Acquisition LLC;

•	references to ‘‘MacAndrews & Forbes’’ refer to MacAndrews & Forbes Holdings Inc., an affiliate of our sponsor;

•	references to the ‘‘sponsor units’’ refer to the 14,375,000 units previously issued to our sponsor for an aggregate purchase price of $25,000 (up to 1,875,000 of which are subject to mandatory redemption by us if and to the extent the underwriter’s over-allotment option is not exercised);

i

•	references to the ‘‘sponsor warrants’’ refer to the 10,000,000 warrants to be purchased from us by our sponsor (or by one or more of its affiliates) at a price of $1.00 per warrant ($10,000,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering;

•	references to the ‘‘co-investment units’’ refer to up to $40,000,000 of units that MacAndrews & Forbes may purchase from us for $10.00 per unit immediately prior to the consummation of our business combination to the extent such funds are not used to purchase shares of our common stock by MacAndrews & Forbes pursuant to the limit orders described in this prospectus;

•	references to our ‘‘business combination’’ mean our initial business combination through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more domestic or international operating businesses or assets, together having a fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination; and

•	references to ‘‘public stockholders’’ refer to holders of common stock included in the units being sold in this offering, whether purchased in this offering or in the aftermarket, and may include MacAndrews & Forbes, our sponsor or our officers or directors to the extent that they purchase or acquire such common stock.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

ii

 Prospectus Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Proposed Business

General

We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets, which we refer to as our business combination. Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any substantive discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We will have until 24 months (or up to 36 months if our stockholders approve an extension) from the date of this prospectus to consummate our business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.

Competitive Strengths

We believe we have the following competitive strengths:

Management expertise

We will seek to capitalize on the substantial investing and operating expertise of our management team. Led by Ronald O. Perelman, Barry F. Schwartz and Paul G. Savas, our management team has extensive experience investing in, owning and operating businesses across many industries. Mr. Perelman is the founder, Chairman and Chief Executive Officer of MacAndrews & Forbes, a private diversified holding company with interests in consumer products, gaming, entertainment, financial services, defense, private security, medical devices, biotechnology and other industries. Mr. Perelman began his career as an investor and financier in 1978 and over the last 30 years he has built MacAndrews & Forbes into a multi-billion dollar diversified corporate enterprise. Mr. Schwartz and Mr. Savas have served as senior executives of MacAndrews & Forbes since 1989 and 1994, respectively. MacAndrews & Forbes has built its track record by investing in companies with strong market positions, recognized brands and growth potential.

We expect Mr. Perelman, Mr. Schwartz and Mr. Savas will each play a key role in identifying and evaluating prospective acquisition targets, selecting our acquisition target and structuring, negotiating and consummating our business combination. We believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to identify and successfully consummate an acquisition.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses that are not public companies (although we have the flexibility to acquire a public company). As an existing public company, we offer a target business that is not itself a public company an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock, for cash or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe non-public target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering.

Financial position

With proceeds available from this offering and the private placement of $10,000,000 of sponsor warrants initially in the amount of approximately $474,210,000, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Competitive Weaknesses

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in consummating a business combination.

Furthermore, unlike many of our competitors, we are required to (i) obtain stockholder approval of a business combination, (ii) grant conversion rights to stockholders voting against a business combination or an extension of the time period within which we must consummate a business combination and not consummate a transaction if more than 40% of public stockholders (on a cumulative basis) exercise such rights, (iii) only consummate a business combination with one or more target businesses that have a fair market value in excess of 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination and (iv) liquidate if we fail to consummate a business combination within 24 months (or 36 months if our stockholders approve an extension) after the date of this prospectus. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Established companies with proven track records. We will generally seek to acquire established companies with strong historical financial performance. We will typically focus on companies with a history of strong operating and financial results. However, we may acquire a company undergoing a turnaround that demonstrates strong prospects for future growth.

•	Companies with strong free cash flow characteristics. We will seek to acquire companies that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have or are expected to build predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

•	Strong competitive industry position and leading brands. We will seek to acquire businesses that operate within industries that have strong fundamentals and strong brands. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and develop or sustain profitability and deliver strong free cash flow.

•	Strong and experienced management team. We will seek to acquire businesses that either have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We believe the significant contacts of Mr. Perelman would also help us to access a management team that strengthens the business we acquire. We will focus on management teams with a proven track record of delivering revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of Mr. Perelman and our other officers and directors will complement, not replace the target’s management team.

•	Platform for growth. We will seek to acquire businesses that we can grow both organically and through acquisitions. We are value added investors who will utilize our years of operating experience to help companies grow revenues and reduce costs. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition.

Effecting a Business Combination

Our business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as actual and potential sales, values of comparable businesses, earnings, cash flow and book value. If our board is not able independently to determine that the target business or businesses have a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criteria. In addition, we will not consummate a business combination unless we acquire a controlling interest in the target company (whether through the acquisition of a majority of the voting equity interests of the target or through other means). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue equity securities in order to consummate a business combination, our public stockholders could end up owning a minority of the combined company as there is no requirement that our public stockholders own a certain percentage of the company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

Conflicts of Interest

Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities. All of our officers and management directors are currently employed as executive officers of MacAndrews & Forbes and are not obligated to devote any specific number of hours to our affairs. If they are required to devote more substantial amounts of time to the business and affairs of MacAndrews & Forbes and its portfolio companies, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. In addition, in the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the consummation of our business combination, our liquidation and such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means) in a company with an enterprise value of $500 million or more, unless (i) such opportunity is in a line of business reasonably related to that of any existing or future portfolio company or affiliate of MacAndrews & Forbes (in which case it would first be presented to such other company) or (ii) presenting such opportunity to us would conflict with any pre-existing fiduciary duties our officers and directors may have.

Current investments of MacAndrews & Forbes include the following:

•	AlliedBarton Security Services is a security services firm.

•	AM General designs, engineers, produces and provides technical and parts support for military and special purpose vehicles.

•	Deluxe Entertainment Services Group Inc. is an entertainment services provider and processor of film for the motion picture industry.

•	M & F Worldwide Corp. is a public holding company that owns and manages four operating businesses.

•	Harland Clarke Corp. provides check and check-related products, direct marketing and contact center services to financial and commercial institutions and individual consumers.

•	Harland Financial Solutions provides products and services for community banks and credit unions, including lending and mortgage applications, business intelligence solutions, consumer relationship management software, branch automation solutions and core processing systems.

•	Scantron Corporation provides testing and assessment systems and services and data collection and analysis services to educational institutions, businesses and government agencies.

•	Mafco Worldwide Corp. manufactures licorice extract and related derivatives for use as flavoring and moistening agents.

•	Panavision designs, manufactures and supplies high precision camera systems, comprised of cameras, lenses and accessories for the motion picture, television series and television commercial markets in North America, Europe and the Asia Pacific region.

•	Revlon is a mass-market cosmetics, skin care, fragrance and personal care products company.

•	Scientific Games Corporation is a provider of lottery and pari-mutuel technology and service provider for online and instant ticket lotteries.

•	SIGA Technologies, Inc. develops products for the prevention and treatment of serious infectious diseases, including products for use in defense against biological warfare agents.

In addition, Mr. Perelman holds directly a controlling interest in TransTech Pharma Inc., a privately held clinical-stage pharmaceutical company focused on the discovery, development and commercialization of human therapeutics to fill unmet medical needs.

All of our officers and directors (other than our independent directors) are executive officers of MacAndrews & Forbes and Mr. Perelman, Mr. Schwartz and Mr. Savas each owe fiduciary duties to a number of companies. Mr. Perelman owes fiduciary duties to Revlon, Inc., Scientific Games Corporation, Allied Security Holdings LLC, M & F Worldwide Corp. and certain other portfolio companies of MacAndrews & Forbes. Mr. Schwartz and Mr. Savas each owe fiduciary duties to certain portfolio companies of MacAndrews & Forbes. Mr. Schwartz and Mr. Savas are currently serving as executive officers of M & F Worldwide Corp. pursuant to a management services agreement that permits them to divide their time between M & F Worldwide Corp. and other activities on behalf of MacAndrews & Forbes and its other portfolio companies.

We do not believe that any of the foregoing fiduciary duties will materially undermine our ability to consummate a business combination. More information about these duties and potential conflicts can be found under the heading ‘‘Management—Conflicts of Interest.’’

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with any portfolio company of MacAndrews & Forbes or any entity that is affiliated with any of our officers, our management directors or our sponsor. In addition, if we determine to acquire a target business affiliated with one of our independent directors, any such business combination must be approved by a majority of our directors who do not have an interest in such a transaction and by our audit committee.

Private Placement of Sponsor Units

In November 2007, our sponsor purchased an aggregate of 14,375,000 sponsor units for an aggregate purchase price of $25,000 in a private placement. This includes an aggregate of 1,875,000 sponsor units that are subject to mandatory redemption by us (for a maximum redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised, so that our sponsor and its permitted transferees will own 20% of our issued and outstanding units after this offering (assuming they do not purchase units in this offering). Each sponsor unit consists of one share of common stock and one warrant.

The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

•	our sponsor and its permitted transferees will not be able to exercise conversion rights (as described below) with respect to the common stock;

•	our sponsor and its permitted transferees will agree to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public stockholders at the stockholders meeting called for the purpose of approving our business combination or any extension of our corporate existence to up to 36 months;

•	our sponsor and its permitted transferees will agree to waive their rights to participate in any liquidation distribution with respect to the common stock if we fail to consummate a business combination;

•	the warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after our business combination;

•	the warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees (other than as part of a redemption of sponsor units if and to the extent the underwriter’s over-allotment option is not exercised in full);

•	the warrants may be exercised by paying cash or on a cashless basis; and

•	the sponsor units, the common stock and the warrants (including the common stock issuable upon exercise of the warrants) will be subject to certain transfer restrictions until 180 days after the consummation of our business combination.

Private Placement of Sponsor Warrants

Our sponsor has agreed to purchase (or cause one or more of its affiliates to purchase) 10,000,000 sponsor warrants from us at a price of $1.00 per warrant ($10,000,000 in the aggregate) in a private placement that will occur immediately prior to the closing of this offering. The proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. If we do not consummate a business combination within 24 months (or up to 36 months if our stockholders approve an extension) after the date of this prospectus, the $10,000,000 proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public stockholders and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants:

•	will not be redeemable by us as long as they are held by our sponsor, its affiliates or their permitted transferees;

•	may be exercised by paying cash or on a cashless basis; and

•	will be subject to certain transfer restrictions until after the consummation of our business combination.

MacAndrews & Forbes Purchase Commitment

Prior to the closing of this offering, MacAndrews & Forbes will enter into an agreement with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place limit orders (or cause one or more of its affiliates to place limit orders) for up to $40,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require MacAndrews & Forbes (or its affiliates) to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase until the earlier of the expiration of the buyback period and such purchases reach $40,000,000 in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and MacAndrews & Forbes. It is intended that these purchases will satisfy the conditions of Rule 10b-18(b) under the

Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. MacAndrews & Forbes and its affiliates will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of our business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, MacAndrews & Forbes and its affiliates may be able to influence the outcome of our business combination. MacAndrews & Forbes and its affiliates will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares.

MacAndrews & Forbes has agreed to apply any portion of the $40,000,000 not used for open market purchases of common stock to purchase (or cause one or more of its affiliates to purchase) units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. The co-investment units will be identical to the units sold in this offering, except that they will be subject to certain transfer restrictions. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to public stockholders exercising their conversion rights as described below.

The business purpose of the limit order program is to provide liquidity in the market for our shares in the period prior to the stockholders meeting to approve our business combination and to provide an opportunity for stockholders who might otherwise elect to convert their shares in connection with the business combination to sell their shares to MacAndrews & Forbes or its affiliates in advance of the meeting. This may make it easier for us to consummate our business combination because MacAndrews & Forbes and its affiliates will agree to vote any shares they acquire in favor of the business combination (and will not have conversion rights in respect of such shares), but it will not limit the ability of public stockholders to exercise their conversion rights at the stockholders meeting nor will it affect the requirement that we only consummate a business combination if holders of less than 40% of the shares sold in this offering exercise their conversion rights (calculated on a cumulative basis as described in this prospectus). The business purpose of the co-investment is to provide additional capital to us at a time when some stockholders may elect to withdraw their capital by exercising conversion rights. Together, we believe these purchase obligations will demonstrate the commitment of MacAndrews & Forbes and its affiliates to our completion of an advantageous business combination and to the success of our company following our business combination.

MacAndrews & Forbes and its affiliates will agree that they will not sell or transfer any shares of common stock or co-investment units (including the common stock and warrants comprising the co-investment units or the common stock issuable upon exercise of such warrants) purchased by them pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of our business combination. MacAndrews & Forbes will provide a guarantee of the obligations of any of its affiliates purchasing shares of common stock or co-investment units pursuant to these agreements.

Our executive offices are located at 35 East 62nd Street, New York, New York 10065, and our telephone number is (212) 572-8600.

The Offering

In making your decision on whether to invest in our securities, you should carefully consider the risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 31 of this prospectus. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our officers and directors, but also the special risks we face as a development stage company and the fact that you will not be entitled to protections normally afforded to investors in blank check offerings conducted in compliance with Rule 419 under the Securities Act of 1933, as amended.

Our sponsor currently holds an aggregate of 14,375,000 sponsor units, which after giving effect to this offering and the full exercise of the underwriter’s over-allotment option would equal 20% of our aggregate issued and outstanding units. We will redeem up to an aggregate of 1,875,000 sponsor units (for a maximum redemption price of $3,261) if and in the event that the underwriter does not fully exercise its over-allotment option. We will redeem sponsor units only in an amount sufficient to cause the amount of issued and outstanding units held by our sponsor and its permitted transferees to equal 20% of our aggregate amount of issued and outstanding units after giving effect to this offering and the exercise, if any, of the underwriter’s over-allotment option (assuming our sponsor and any such transferees do not purchase units in this offering). For purposes of this summary, we assume that the underwriter will not exercise its over-allotment option and therefore present the amount of units, shares of common stock and warrants outstanding after giving effect to the redemption of 1,875,000 sponsor units.

Securities offered	50,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. determines that an earlier date is acceptable, subject to our having filed a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin.

We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file an amended Form 8-K to provide updated financial information to reflect the exercise and closing of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the Securities and Exchange Commission’s website (www.sec.gov) after it is filed.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Units:

Number outstanding before this offering	12,500,000 units(1)

Number outstanding after this offering	62,500,000 units(1)

Common stock:

Number outstanding before this offering	12,500,000 shares(2)

Number outstanding after this offering	62,500,000 shares(2)

Warrants:

Number outstanding before this offering and the private placement of sponsor warrants	12,500,000 warrants(3)

Number to be sold to sponsor and its affiliates in a private placement	10,000,000 warrants

Number outstanding after this offering and the private placement of the sponsor warrants	72,500,000 warrants(3)

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50

(1)	Excluding 1,875,000 sponsor units that are subject to mandatory redemption to the extent the underwriter’s over-allotment option is not exercised in full.
(2)	Excluding 1,875,000 shares included in the sponsor units that are subject to mandatory redemption to the extent the underwriter’s over-allotment option is not exercised in full.
(3)	Excluding 1,875,000 warrants included in the sponsor units that are subject to mandatory redemption to the extent the underwriter’s over-allotment option is not exercised in full.

Exercise period	The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock issuable upon exercise of the warrants. The warrants will become exercisable on the later of:

•	the consummation of our business combination, and

•	one year from the date of this prospectus.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus, or earlier upon redemption.

We have agreed to use commercially reasonable efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

Redemption	We may redeem the outstanding warrants (except as described below with respect to the warrants included in the sponsor units and the sponsor warrants) at any time after the warrants become exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the date of notice of redemption through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will be entitled to exercise their warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders with the ability to exercise their warrants prior to redemption at a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $13.75 or the warrant exercise price of $7.50 after we call the warrants for redemption.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the fair market value (as defined below) and the exercise price of the warrants by (y) the fair market value. For this purpose, the ‘‘fair market value’’ means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if the fair market value of the common stock were $13.75, a holder of 100 warrants would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: (100 shares x ($13.75 − $7.50)) ÷ $13.75 = 46 shares. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of shares.

If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.

The foregoing redemption provisions do not apply to the warrants included in the sponsor units or the sponsor warrants, in each case for as long as such warrants are held by our sponsor, its affiliates or their permitted transferees.

Sponsor units	In November 2007, our sponsor purchased an aggregate of 14,375,000 sponsor units for an aggregate purchase price of $25,000, or approximately $0.0017 per unit, in a private placement. This includes an aggregate of 1,875,000 sponsor units that are subject to mandatory redemption by us (for a maximum redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised, so that our sponsor and its permitted transferees will own 20% of our issued and outstanding units after this offering (assuming they do not purchase units in this offering). Each sponsor unit consists of one share of common stock and one warrant. The shares of common stock and warrants comprising the sponsor units are detachable and may be transferred separately, subject to certain transfer restrictions described below. The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

•	our sponsor and its permitted transferees will not be able to exercise conversion rights (as described below) with respect to the common stock;

•	our sponsor and any permitted transferees will agree to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public stockholders at the stockholders meeting called for the purpose of approving our business combination or any extension of our corporate existence to up to 36 months;

•	our sponsor and its permitted transferees will agree to waive their rights to participate in any liquidation distribution with respect to the common stock if we fail to consummate a business combination;

•	the warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after our business combination;

•	the warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees (other than as part of a redemption of sponsor units if and to the extent the underwriter’s over-allotment option is not exercised in full);

•	the warrants may by exercised by paying cash or on a cashless basis; and

•	the sponsor units, the common stock and the warrants (including the common stock issuable upon exercise of the warrants) will be subject to certain transfer restrictions described below until 180 days after the consummation of our business combination.

The warrants included in the sponsor units will not be exercisable unless a current registration statement is effective with respect to the shares of common stock issuable upon exercise of the warrants issued in this offering.

Private placement of sponsor warrants

Our sponsor has agreed to purchase (or cause one or more of its affiliates to purchase) 10,000,000 sponsor warrants from us at a price of $1.00 per warrant for a total of $10,000,000 in a private placement that will occur immediately prior to the closing of this offering.

The proceeds from the private placement of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our business combination. If we do not consummate a business combination within 24 months (or up to 36 months if our stockholders approve an extension) after the date of this prospectus, then the $10,000,000 proceeds from the sale of the sponsor warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants:

•	will not be redeemable by us as long as they are held by our sponsor, its affiliates or their permitted transferees;

•	may be exercised by paying cash or on a cashless basis; and

•	will be subject to certain transfer restrictions until after the consummation of our business combination, as described below.

The sponsor warrants will not be exercisable unless a current registration statement is effective with respect to the shares of common stock issuable upon exercise of the warrants issued in this offering.

MacAndrews & Forbes’s purchase commitment	Prior to the closing of this offering, MacAndrews & Forbes will enter into an agreement with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place limit orders (or cause one or more of its affiliates to place limit orders) for up to $40,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require MacAndrews & Forbes (or its affiliates) to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase until the earlier of the expiration of the buyback period and such purchase reach $40,000,000 in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and MacAndrews & Forbes. It is intended that these purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. MacAndrews & Forbes and its affiliates will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of our business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, MacAndrews & Forbes and its affiliates may be able to influence the outcome of our business combination. MacAndrews & Forbes and its affiliates will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares.

MacAndrews & Forbes has agreed to apply any portion of the $40,000,000 not used for open market purchases of common stock to purchase (or cause one or more of its affiliates to purchase) units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. The co-investment units will be identical to the units sold in this offering, except that they will be subject to certain transfer restrictions described below. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to public stockholders exercising their conversion rights as described below. Based on the terms of the arrangement, the co-investment purchase commitment will be treated as permanent equity on our balance sheet when executed and will have no impact on our statement of operations.

MacAndrews & Forbes and its affiliates will agree that they will not sell or transfer any shares of common stock or co-investment units (including the common stock and warrants comprising the co-investment units or the common stock issuable upon exercise of such warrants) purchased by them pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of our business combination.

MacAndrews & Forbes will provide a guarantee of the obligations of any of its affiliates purchasing shares of common stock or co-investment units pursuant to these agreements. In the event that MacAndrews & Forbes does not comply with this guarantee, we believe that we would have an obligation to seek enforcement of the guarantee and that our board of directors would have a fiduciary duty to seek enforcement of such guarantee on our behalf and that such enforcement efforts, if necessary, would be brought.

Transfer restrictions	Our sponsor will agree, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•	any of the sponsor units or any of the common stock or warrants included in such units (including the common stock issuable upon exercise of such warrants) until 180 days after the consummation of our business combination, or

•	any of the sponsor warrants until after the consummation of our business combination.

In addition, MacAndrews & Forbes and its affiliates will agree that they will not transfer, assign or sell, directly or indirectly, any shares of common stock or co-investment units (including the common stock and warrants comprising the co-investment units or the common stock issuable upon exercise of such securities) purchased by them pursuant to the purchase commitment, subject to certain exceptions, until 180 days after the consummation of our business combination.

Notwithstanding the foregoing, our sponsor, MacAndrews & Forbes and its affiliates will be permitted to transfer all or any portion of such securities to certain permitted transferees described under ‘‘Principal Stockholders— Transfers of Units, Common Stock and Warrants.’’ These permitted transferees include our officers, directors and employees, any affiliates or family members of such individuals, any affiliates of us, our sponsor or MacAndrews & Forbes and any officers, directors, members and employees of our sponsor, MacAndrews & Forbes or such affiliates. All permitted transferees receiving such securities will be subject to the same transfer restrictions as the transferor and any such transfers will be made in accordance with applicable securities laws.

Registration rights	Pursuant to a registration rights agreement between us, our sponsor and MacAndrews & Forbes, the holders of the sponsor units and co-investment units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants), the sponsor warrants (and the common stock issuable upon exercise of such warrants), any shares of common stock purchased by MacAndrews & Forbes (or its affiliates) pursuant to the purchase commitment and any units, warrants, or shares of common stock purchased by our sponsor, MacAndrews & Forbes or any of their affiliates in the open market will be entitled to three demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights commencing after the consummation of our business combination, in the case of the sponsor warrants and any securities purchased in the open market (other than pursuant to the purchase commitment), and 180 days after the consummation of our business combination, in the case of the sponsor units, the co-investment units and shares of common stock purchased pursuant to the purchase commitment. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

American Stock Exchange listing	We have applied to list our securities on the American Stock Exchange upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards of the American Stock Exchange, we cannot assure you that our securities will be or will continue to be listed on the American Stock Exchange as we might not meet certain continuing listing standards such, as income from continuing operations.

Proposed ticker symbols for our:

Units

MGP.U

Common stock

MGP

Warrants

MGP.WS

Offering proceeds and proceeds from sale of sponsor warrants to be held in trust	$481,460,000 of the net proceeds of this offering plus the $10,000,000 we will receive from the sale of the sponsor warrants (for an aggregate of $491,460,000 or approximately $9.83 per unit sold to the public in this offering) will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $17,500,000 of the underwriting discount that is being deferred (or $20,125,000 if the underwriter’s over-allotment option is exercised in full) until we consummate a business combination. Except as described below, these proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business or businesses and the negotiation of an agreement to acquire a target business or businesses. There can be released to us from the trust account income earned on the trust account (i) up to an aggregate of $9,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) in any amounts we need to pay any federal, state and local tax obligations, including income taxes imposed at the applicable rates on income from investments held through the trust account, applicable franchise taxes and any other tax obligations imposed in respect of the trust account. In addition, amounts in the trust account may be used to satisfy the exercise of stockholder conversion rights in connection with an extension of our corporate existence to up to 36 months as described below. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, $250,000 after the payment of the expenses relating to this offering).

Deferred underwriting discounts and commissions	The underwriter has agreed to defer $17,500,000 of its underwriting discounts and commissions (or $20,125,000 if the underwriter’s over-allotment option is exercised in full), equal to 3.5% of the gross proceeds of the public offering, until the consummation of a business combination. Upon the consummation of a business combination, such amount, reduced pro-ratably by the exercise of stockholder conversion rights described below, will be released to the underwriter out of the trust account.

The underwriter will not be entitled to any income earned on the deferred discount. If we liquidate the trust account, the underwriter has agreed to waive any right it may have to the $17,500,000 of the deferred discounts and commissions held in the trust account, all of which will be distributed to our public stockholders on a pro rata basis.

Trust amounts released upon consummation of business combination	All amounts held in the trust account that are not (i) distributed to public stockholders who exercise their conversion rights (as described below) or (ii) previously released to us for payment of taxes and working capital purposes, will be released to us upon the consummation of our business combination. We will use these funds to pay the underwriter its deferred underwriting discounts equal to 3.5% of the gross proceeds of this offering, or $17,500,000 (or $20,125,000 if the underwriter’s over-allotment option is exercised in full), reduced pro-ratably by the exercise of stockholder conversion rights. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our business combination occurs. If our business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our business combination, to fund the purchase of other companies or for working capital.

Proceeds from exercise of warrants paid to us	None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders	There will be no fees, reimbursements or other cash payments paid by us to our sponsor or our officers or directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination, other than the following:

•	repayment of principal and interest on a $250,000 loan made to us by MacAndrews & Forbes;

•	payment of $10,000 per month for up to 36 months (up to an aggregate of $360,000) to MacAndrews & Forbes for office space and administrative services;

•	payment to MacAndrews & Forbes for our allocable portion of director and officer insurance premiums; and

•	reimbursement of out-of-pocket expenses incurred by our officers and directors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Conditions to consummating our business combination	Our business combination must occur with one or more target businesses that together have a fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of such business combination. Our board of directors will determine the fair market value based on standards generally accepted by the financial community, such as actual and potential sales, values of comparable businesses, earnings, cash flow and book value.

In addition, we must acquire a controlling interest in the target company. Key factors in determining whether we have a controlling interest include whether we own a majority of the voting equity interests of the target, the extent to which we have the ability to appoint members of the board of directors or management of the target and the extent to which we otherwise have effective control over the target (whether pursuant to the securities we acquire, by contract or otherwise). It is possible that the stockholders of our company immediately prior to our business combination will not hold a majority of the voting equity interests of the surviving company after giving effect to the business combination.

Depending on the percentage of our public stockholders exercising conversion rights and the fair market value of our business combination, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our business combination.

We have agreed not to consummate a business combination with any portfolio company of MacAndrews & Forbes or any entity that is affiliated with any of our officers, our management directors or our sponsor.

Stockholders must approve business combination	Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under Delaware law. In connection with our business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination.

We will only proceed with our business combination if:

•	the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting,

•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a majority of our outstanding shares of common stock, and

•	conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we may complete our business combination and (ii) the stockholder vote to approve our business combination).

It is our understanding and intention in every case to structure and consummate a business combination in which holders of up to 40% less one share of the shares of common stock issued in this offering may exercise their conversion rights and the business combination will still go forward.

For purposes of seeking approval of our business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.

In connection with the vote required for approving our business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus, our sponsor and its permitted transferees will agree to vote the shares of common stock included in the sponsor units in accordance with the majority of the shares of common stock voted by the public stockholders. Our sponsor and its permitted transferees will also agree to vote all such shares in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our business combination. In addition, MacAndrews & Forbes will agree to vote (and cause its affiliates to vote) any shares of common stock acquired by them in the open market pursuant to the purchase commitment or otherwise in favor of our business combination, in favor of the amendment providing for our perpetual existence and in favor of an extension of our corporate existence to up to 36 months.

If a vote on our business combination is held and the conditions to proceeding with a business combination are not satisfied, we may continue to try to consummate our business combination until 24 months (or up to 36 months if our stockholders approve an extension) after the date of this prospectus.

Upon the consummation of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent mergers, acquisitions or similar transactions.

Possible extension of time to consummate a business combination to up to 36 months	Unlike most other blank check companies, if we have entered into a definitive agreement relating to a business combination within 24 months following the date of this prospectus (and if we anticipate that we may not be able to consummate a business combination within the 24-month period), we may seek up to a 12-month extension to complete our business combination by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to give effect to such extension. Approval of any extension will require the affirmative vote of the holders of a majority of our outstanding shares of common stock at the special (or annual) meeting called for the purpose of approving such extension.

In connection with the vote required for any such extension, our sponsor and its permitted transferees will agree to vote the shares of common stock included in the sponsor units in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, MacAndrews & Forbes will agree to vote (and cause its affiliates to vote) all shares of common stock purchased in the open market pursuant to the purchase commitment or otherwise in favor of an extension of our corporate existence to up to 36 months. If we enter into a definitive agreement near the end of the 24-month period following the date of this prospectus, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions.

Any public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. However, we will not effect the extension if 40% or more of the shares sold in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot complete our business combination within the original 24-month period set forth in our amended and restated certificate of incorporation, we will liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 40% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to 12 months in which to consummate the business combination. We will still be required to seek stockholder approval before completing our business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval for the extended period, we may be able to hold the funds in the trust account for up to 36 months.

A stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Stockholders who vote against the extended period and exercise their conversion rights may vote on the business combination if such business combination was not previously approved by the stockholders and such stockholders continue to own shares of common stock or acquire new shares through open market purchases or otherwise.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If, following approval of the extension, at the end of the extended period of up to 36 months we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote.

Conversion rights for stockholders voting to reject business combination or an extension of the time period within which we must complete our business combination	Pursuant to our amended and restated certificate of incorporation, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both income earned on the trust account and the deferred underwriting discount (net of taxes), provided that the business combination is approved and consummated. In addition, any stockholders voting against the proposed extension of the time period within which we must complete our business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Our sponsor and its permitted transferees will not have such conversion rights with respect to the common stock included in the sponsor units. In addition, our sponsor, MacAndrews & Forbes, their affiliates and our officers and directors will not have conversion rights with respect to any shares of common stock purchased in the open market pursuant to the purchase commitment or otherwise.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares of common stock included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation without the affirmative vote of at least 95% of our outstanding shares of common stock.

It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed within three business days after the consummation of our business combination or the approval of an extension of the time period within which we must complete our business combination, as applicable. Public stockholders who convert their stock into their pro rata share of the trust account (including income earned on the trust account and the deferred underwriting discount, net of taxes and income of up to $9,000,000 disbursed to us for working capital purposes) will continue to have the right to exercise any warrants they may hold.

Investors in this offering who do not sell the warrants included in the units, or who receive less than approximately $0.17 of net sales proceeds for such warrants, and persons who purchase common stock in the aftermarket at a price in excess of approximately $9.83 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Procedure for exercising conversion rights	An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete our business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or the extension, the business combination is approved and consummated or the extension is approved, the stockholder holds its shares through the consummation of the business combination or the date of the approval of the extension and the stockholder follows the specific procedures for conversion set forth in the proxy statement.

In addition, we may require public stockholders, whether they are record holders or hold their shares in ‘‘street name,’’ either to tender their certificates to our transfer agent at any time through the vote on the business combination or the extension or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or extension will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have, from the time we send out our proxy statement through the vote on the business combination or the extension, to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in ‘‘street name,’’ in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or consummated for any reason or the extension is not approved, then public stockholders voting against our business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

Liquidation if no business combination	If we have not consummated a business combination within 24 months (or up to 36 months if our stockholders approve an extension) from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption.

We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a development stage company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors, service providers (such as accountants, lawyers, investment bankers, etc.) and prospective target businesses. While we will seek to have all vendors, service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business), prospective target businesses or other entities that are owed money by us for services rendered or contracted for, or products sold to us, execute agreements with us waiving any claim they may have to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.

MacAndrews & Forbes liability for certain claims	MacAndrews & Forbes will agree that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for, or products sold to us, or by claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target business. However, MacAndrews & Forbes will not be liable for any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or in respect of any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We cannot assure you that MacAndrews & Forbes will be able to satisfy its obligations, if it is required to do so. Further, MacAndrews & Forbes will be liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $9.83, plus income earned, then held in the trust account.

Waiver by our sponsor and the underwriter of participation in liquidation distribution	Our sponsor and its permitted transferees will agree to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation, with respect to the common stock included in the sponsor units. In addition, the underwriter will agree to waive its rights to the $17,500,000 of deferred underwriting discounts and commissions deposited in the trust account in the event we liquidate prior to the consummation of a business combination.

Costs of liquidation	We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we may request from the trustee up to $75,000 of accrued interest on the trust account to pay for liquidation costs and expenses.

Amended and restated certificate of incorporation; obligations to our stockholders	Our amended and restated certificate of incorporation will contain several provisions relating to this offering that will apply to us until the consummation of our business combination, including those providing for (i) stockholder approval of our business combination or any extension of the time period within which we must consummate our business combination, (ii) conversion rights for stockholders who vote against our business combination or any such extension, and (iii) the termination of our existence after 24 months (or up to 36 months if our stockholders approve an extension) from the date of this prospectus if we have not consummated a business combination. These provisions may only be amended with the affirmative vote of at least 95% of our outstanding shares of common stock. While we have been advised that this limitation on our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions as obligations to our stockholders and we presume that investors will make an investment decision relying, at least in part, on these provisions. We will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to these provisions without the affirmative vote of at least 95% of our outstanding shares of common stock. We and our officers and directors will be contractually obligated not to take such actions pursuant to agreements that we and our officers and directors will enter into with the underwriter in connection with this offering.

Audit committee to monitor compliance	We will establish and maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	We determined the size of this offering based on our estimate of the capital required to consummate a business combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing some or all of the characteristics we believe are important. In determining the size of this offering, our officers and directors concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan of pursuing an acquisition of one or more target businesses with a total enterprise value of $500 million or more.

We believe that the amount of equity capital raised in this offering, together with our ability to finance an acquisition using equity or debt in addition to the cash held in the trust account, will give us substantial flexibility in pursuing a business combination with one or more target businesses and structuring our business combination. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses that satisfy the requirements of our business combination.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read together with our financial statements and the notes thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(473,362)	$473,733,377
Total assets	589,500	474,545,129
Total liabilities	672,710	421,600
Common stock subject to mandatory redemption	3,261	—
Value of common stock that may be converted to cash(2)	—	196,599,990
Stockholders’ equity (deficit)	(86,471)	277,523,539

(1)	These amounts assume the payment to our underwriter of the $17,500,000 of deferred underwriting discounts and commissions held in trust and the redemption of 1,875,000 sponsor units and repayment of the $251,110 loan, including accrued interest, to MacAndrews & Forbes.
(2)	19,999,999 shares of common stock, at an initial per-share conversion price of approximately $9.83, subject to possible conversion. If we consummate our business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 40% less one share of the aggregate number of shares included in the units being sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (net of taxes).

The ‘‘as adjusted’’ information gives effect to the sale of the units we are offering (other than pursuant to the underwriter’s over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The ‘‘as adjusted’’ working capital and total assets amounts include the $464,210,000 from the proceeds of this offering and the $10,000,000 purchase price of the sponsor warrants, $473,960,000 of which will be available to us only upon the consummation of a business combination. The as adjusted working capital amount does not include the $17,500,000 to be held in the trust account ($20,125,000 if the underwriter’s over-allotment option is exercised) representing the deferred underwriting discounts and commissions. If we have not consummated a business combination within 24 months (or up to 36 months if our stockholders approve an extension) from the date of this prospectus, our corporate existence will cease and we will promptly distribute only to our public stockholders on a pro rata basis the amount in our trust account, including the amount of the deferred underwriting discounts and commissions held in trust (net of taxes) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our sponsor and its permitted transferees will agree to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by it prior to this offering, including the shares of common stock issuable upon exercise of the sponsor warrants and the warrants included in the sponsor units.

We will not proceed with a business combination if public stockholders owning 40% or more of the shares of common stock issued in this offering exercise their conversion rights, with such 40% determined on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we may complete our business combination and (ii) the stockholder vote to approve our business combination). Accordingly, we may effect a business combination if public stockholders owning up to 40% less one share of the shares of common stock issued in this offering exercise their conversion rights. If this occurred and a business combination is consummated, we could be required to convert to cash from the trust account up to approximately 40% less one share of the 50,000,000 shares of common stock issued in this offering, or 19,999,999 shares of common stock, at an initial per-share conversion price of approximately $9.83, without taking into account income earned on the trust account or rights of creditors to funds held in the trust account, if any. The actual per-share conversion price will be equal to:

•	the amount in the trust account, inclusive of any interest thereon (net of any taxes and up to $9,000,000 of income disbursed to us for working capital purposes and calculated as of two business days prior to the consummation of the proposed business combination), divided by

•	the number of shares of common stock issued in this offering.

 Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to Our Structure as a Development Stage Company

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more domestic or international operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income (other than income on the trust account) until, at the earliest, after the consummation of a business combination.

We will liquidate if we do not consummate a business combination.

Pursuant to our amended and restated certificate of incorporation, we have 24 months in which to consummate a business combination. If we have entered into a definitive agreement with respect to a business combination within 24 months of the date of this prospectus and we anticipate that we may not be able to complete the business combination within 24 months, we may seek stockholder approval to extend the period of time to consummate a business combination by up to 12 months. In such case, we will present such proposal to our stockholders. The time period in which we must complete our business combination will not be extended unless (i) holders of a majority of our outstanding shares of common stock approve the extension and (ii) conversion rights are exercised with respect to less than 40% of the shares sold in this offering. If we fail to consummate a business combination within this time frame, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. If we are forced to liquidate, you may not receive the full amount of your original investment.

Unlike most other blank check companies, we will be permitted to amend our amended and restated certificate of incorporation to extend the date before which we must complete a business combination to up to 36 months. As a result, your funds may be held in the trust account for up to three years.

Unlike most other blank check companies, if we have entered into a definitive agreement within 24 months following the date of this prospectus, we may seek to amend our amended and restated certificate of incorporation to extend our corporate existence beyond the 24 months to up to 36 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for an amendment to our amended and restated certificate of incorporation giving effect to such extension. Without the option of extending to up to 36 months, if we enter into such agreement near the end of the 24-month period following the date of this prospectus, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions. If the proposal for the extension to up to 36 months is approved by our stockholders as described in this prospectus, we will have up to an additional 12 months beyond the 24-month period with which to complete our business combination. As a result we may be able to hold your funds in the trust account for 36 months and thus delay the receipt by you of your funds from the trust account on liquidation.

Although historically blank check companies have used a 20% threshold for conversion rights, we have used a 40% threshold. This higher threshold will make it easier for us to consummate a business combination, or extend the time period within which we must complete our business combination, with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

We will proceed with our business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares included in the units being sold in this offering vote against the business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights (calculated on a cumulative basis). Accordingly, public stockholders holding 40% less one share of the shares included in the units being sold in this offering may vote against the business combination or the extension and exercise their conversion rights and we could still consummate a proposed business combination. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to consummate their business combination. Thus, because we permit a larger number of stockholders to vote against the business combination and exercise their conversion rights, it will be easier for us to consummate a business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination or an extension of the time period within which we must complete our business combination, we will offer each public stockholder (but not our sponsor or our officers or directors) the right to have its shares of common stock converted to cash if the stockholder votes against the business combination or an extension and the business combination is approved and consummated or the extension is approved. If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of a proposed business combination or an extension of the time period within which we must complete our business combination, we will offer each public stockholder (but not our sponsor or our officers or directors) the right to have its shares of common stock converted to cash if the stockholder votes against the business combination or the extension and the business combination is approved and consummated or the extension is approved.

Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering and a proposed business combination or an extension of the time period within which we must complete our business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

We cannot assure you that the provisions of our amended and restated certificate of incorporation relating to the requirements of our business combination, stockholder approval of our business combination and any extension of the time period within which we must consummate our business combination, conversion rights or termination of our existence if we do not consummate a business combination within the required time frame will not be amended other than in connection with the consummation of a business combination.

We view the provisions of our amended and restated certificate of incorporation relating to the requirements of our business combination, stockholder approval of our business combination and any extension of the time period within which we must consummate our business combination, conversion rights and termination of our existence and liquidation if we do not consummate a business combination within the required time frame to be obligations to our stockholders and we presume that investors will make an investment decision relying, at least in part, on these provisions. Although we and our officers and directors will be contractually obligated, pursuant to agreements that we and our officers and directors will enter into with the underwriter in connection with this offering, not to amend or waive these provisions prior to our business combination without the affirmative vote of at least 95% of our outstanding shares of common stock, we cannot assure you that this supermajority requirement will be enforceable under Delaware law and that these provisions will not be amended or waived by a vote of fewer than 95% of such shares.

If we are forced to liquidate before the consummation of a business combination and distribute the amounts in the trust account, our public stockholders may receive significantly less than $10.00 per share and our warrants will expire worthless.

We have 24 months in which to consummate a business combination (or up to 36 months if our stockholders approve an extension). If we are unable to consummate a business combination within this time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. From the proceeds of this offering and the sale of the sponsor warrants, we will deduct $17,500,000 in non-deferred underwriting discounts and commissions, $790,000 in offering expenses and $250,000 for general and administrative expenses that we will keep outside the trust account. The remainder of such proceeds will be placed in the trust account and, as a result, the per-share value of the trust account immediately following the closing of this offering will be $9.83 per share. We are permitted to use up to $9,000,000 of income earned on the trust account for working capital purposes and we are permitted to use additional income on the trust account to pay any applicable taxes in respect of the trust account. The amounts in the trust account may also be used to satisfy our obligations to public stockholders exercising conversion rights as described in this prospectus. We are not otherwise permitted to withdraw any amounts from the trust account prior to our business combination or liquidation.

Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by MacAndrews & Forbes) approximately $9.83 per share plus income earned on their pro rata portion of the trust account (net of taxes and amounts disbursed to us for working capital purposes), which includes $17,500,000 ($0.35 per unit) of the deferred underwriting discounts and commissions and the $10,000,000 (approximately $0.20 per unit) purchase price of the sponsor warrants. In addition, if we do not have sufficient funds to pay the costs of liquidation from our remaining assets outside of the trust account, we may request from the trustee up to $75,000 of accrued interest on the trust account to pay for liquidation costs and expenses. Unless we earn income on the trust account in excess of $9,000,000 and any amounts required to pay applicable taxes in respect of the trust account and any such liquidation expenses, the distribution paid to public stockholders will be no more than $9.83 per share.

In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors.

There will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate the trust account in the event we do not consummate a business combination within the prescribed time frame.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders from the trust account as part of our plan of distribution will be less than approximately $9.83 per share.

Our placing of funds in trust may not protect those funds from third-party claims against us. Third-party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation or under indemnity agreements. We intend to pay any claims from our funds not held in trust to the extent sufficient to do so. Although we will seek to have all vendors, service providers and prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us waive any claim of any kind to any monies held in the trust account, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the approximately $9.83 per share held in the trust account, plus interest (net of any taxes and amounts disbursed to us for working capital purposes), due to claims of such creditors. If we are unable to consummate a business combination and we liquidate, MacAndrews & Forbes will be liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a valid and enforceable waiver from such vendors, service providers, prospective target businesses or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as from any prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. MacAndrews & Forbes will not be liable for claims of any prospective target businesses with whom we do not have an agreement in writing. We cannot assure you that MacAndrews & Forbes will be able to satisfy those obligations. Moreover, our sponsor will not be liable in the event we obtain a waiver of any claim of any kind to any monies held in the trust account from any such vendor, service provider, prospective target business or other entity, even if such waiver is subsequently found to be invalid and unenforceable. The indemnification from MacAndrews & Forbes will also be unavailable in respect of any claims under our indemnity of the underwriter against certain liabilities related to this offering or under the indemnity agreements we have entered into with our officers and directors.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders at least $9.83 per share (or $9.81 if the underwriter’s over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only 24 months (or up to 36 months if our stockholders approve an extension) from the date of this prospectus. If we have not consummated a business combination within such time frame and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Section 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after our corporate existence terminates and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than approximately $9.83.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months (or up to 36 months in the event our stockholders approve an extension) from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash in connection with a business combination that the stockholder voted against and that is consummated by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trust agent only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the holdings of the trust account to these instruments, we believe that we will not be deemed an investment company within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or money market funds. The trust account and the purchase of government securities and money market funds for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:

•	restrictions on the nature of our investments;

•	restrictions on borrowing; and

•	restrictions on the issuance of securities, including warrants.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act that would require additional expenses for which we have not budgeted. Furthermore, if we are deemed to be an investment company, our contracts may be voided and we may be unable to consummate a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to consummate a business combination with an unidentified target business, we may be deemed to be a blank check company under the United States securities laws. However, since we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a current report on Form 8-K with the Securities and Exchange Commission upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the income earned on the funds deposited in the trust account. Significant differences include the following:

•	under Rule 419 no trading of the units or the underlying common stock would be allowed until the consummation of the business combination whereas our units will be immediately tradable;

•	under Rule 419 the fair value or net assets of a target business must represent at least 80% of the maximum proceeds, whereas our business combination must only have a fair market value of 80% of net assets held in trust at the time of the business combination;

•	under Rule 419 the warrants could be exercised at any time prior to the consummation of a business combination, whereas our warrants cannot be exercised until the later of the consummation of a business combination or one year from the date of this prospectus;

•	an investor who took no action upon notice of a potential business combination would be entitled to have all funds returned under Rule 419, whereas a public stockholder who takes no action upon notice of our business combination will not be entitled to the return of funds from the trust account unless we fail to consummate the business combination;

•	interest on funds in escrow under Rule 419 would be held for the sole benefit of investors whereas in our offering income on the proceeds from the trust account may be reduced by (i) taxes paid or payable on income generated, (ii) up to $9,000,000 that may be used for working capital purposes and (iii) up to $75,000 that may be used to cover the costs of dissolution and liquidation in the event we do not consummate our business combination within the allotted time; and

•	under Rule 419 funds are to be returned to investors if an acquisition is not consummated within 18 months whereas we will have 24 months (or up to 36 months if stockholders approve an extension) to effect a business combination.

For a more complete comparison of the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419, see the section below entitled ‘‘Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.’’

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a ‘‘going concern.’’

As of December 31, 2007, we had $190,521 in cash and a working capital deficiency of $473,362. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations.’’ Our plans to raise capital and to consummate a business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Risks Relating to Our Business Combination

The requirement that we consummate a business combination within 24 months (or up to 36 months if our stockholders approve an extension) may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders on a pro rata basis the net amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination within 24 months (or up to 36 months if our stockholders approve an extension) from the date of this prospectus. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not consummate a business combination with that particular target business, we may be unable to consummate a business combination with any target business. This risk will increase as we get closer to the time limit referenced above.

We may issue shares of our capital stock to consummate a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 225,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming full exercise of the underwriter’s over-allotment option), there will be 71,250,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to consummate a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders in the combined entity; and

•	may adversely affect prevailing market prices for our common stock.

If the net proceeds of this offering not being placed in trust together with income earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months or up to 36 months if our stockholders approve an extension, we may not be able to consummate a business combination.

We currently believe that, upon consummation of this offering, the $250,000 in funds available to us outside of the trust account together with up to $9,000,000 of income earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if our stockholders approve an extension), assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We will depend on sufficient income being earned on the proceeds held in the trust account to provide us with up to $9,000,000 of additional working capital we may need to identify one or more target businesses and to consummate our business combination, as well as to pay any taxes that we may owe. The assets in the trust account will be invested only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. As of February 8, 2008, the interest rates on these types of government securities were in the range of approximately 2.2% to 2.6% and interest rates on these types of money market funds were in the range of approximately 3.7% to 4.0%. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our business combination. In such event, we would need to raise additional funds to operate or may be forced to liquidate. Neither our sponsor nor any member of our management team is under any obligation to loan us money under such circumstances.

We may in the future hire consultants or advisors on a contingent basis, who would only receive payment in the event a business combination occurred and therefore they might be viewed as having an interest in such business combination occurring.

We may in the future hire consultants or advisors to assist us with our search for a target business or businesses or otherwise advise us in connection with our initial business combination and any compensation payable to such persons may be contingent upon the closing of our initial business combination. As a result, such consultants and advisors who provide advice to us would only receive compensation if a business combination occurred and therefore they might be viewed as having an interest in such business combination occurring.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to consummate a business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target businesses that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation that we have to seek stockholder approval of a business combination may delay the consummation of a transaction and make us less attractive to a potential target business. In addition, our outstanding warrants and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Also, our obligation in certain instances to convert into cash shares of our common stock may reduce the resources available to us for a business combination. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Since we have not yet selected any target business with which to consummate a business combination, we are unable to currently ascertain the merits or risks of the business’s operations and investors will be relying on management’s ability to source and evaluate potential business combinations.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of our business combination. We may seek to consummate our business combination with a company or business that may be financially unstable, which would subject us to the numerous risks inherent in such companies and businesses. Although our management and board of directors will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on the ability of our officers and directors to source business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations.

We may have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues that may adversely affect our operations.

Limited information may be available for privately-held companies that could be our potential targets.

In accordance with our acquisition strategy, we may seek a business combination with one or more privately-held companies or one or more divisions or subsidiaries of one or more publicly-owned companies. Generally, very little public information exists about these companies compared to public companies, and we may be required to rely on the ability of our officers and directors, with the assistance of advisors, to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to identify all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Since we may acquire a business that has operations outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

If we acquire a business that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks to which we may be exposed in any such case include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	cultural and language differences;

•	an inadequate banking system;

•	currency fluctuations and foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	challenges in collecting accounts receivable;

•	employment regulations;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are inexperienced in commercial matters; and

•	deterioration of political relations with the United States.

In addition, if we acquire a business that conducts a substantial portion of its business in emerging economies, we could face additional risks, including the following:

•	the challenge of navigating a complex set of licensing requirements and restrictions affecting the conduct of business in such countries by foreign companies;

•	difficulties and limitations on the repatriation of cash;

•	currency fluctuation and exchange rate risks;

•	protection of intellectual property, both for us and our customers; and

•	difficulty retaining management personnel and skilled employees.

If we are unable to manage these risks following a business combination, we may face significant liability, our international sales could decline and our financial results could be adversely affected.

If we effect a business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a business located outside of the United States, the laws of the country in which such business operates will likely govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this other jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. In addition, if we acquire a business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some or all of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws.

Because we may be required to provide our stockholders with certain target business financial statements that are prepared in accordance with International Financial Reporting Standards, or prepared in accordance with or reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of U.S. federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business may be required to have certain financial statements that are prepared in accordance with International Financial Reporting Standards (IFRS), in accordance with U.S. generally accepted accounting principles (U.S. GAAP) or in accordance with another comprehensive basis of accounting reconciled to U.S. GAAP, and that are audited in accordance with the standards of the Public Company Accounting Oversight Board (United States). To the extent that a proposed target business does not have financial statements that have been prepared in accordance with IFRS or U.S. GAAP, or that can be reconciled to, U.S. GAAP, and that are audited in accordance with the standards of the PCAOB, we may not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others advisors. If a decision is made not to consummate a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as public stockholders who own 40% or more of the shares of common stock issued in this offering voting against the proposed business combination or an extension of our corporate existence to up to 36 months and opting to have us redeem their stock for a pro rata share of the trust account, even if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. Neither our sponsor nor our management team is under any obligation to advance funds to us in such circumstances.

We may only be able to consummate one business combination with the proceeds of this offering, which may cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with one or more target businesses having a fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination. However, we may not be able or desire to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the Securities and Exchange Commission that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to consummate several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business, or dependent upon the development or market acceptance of a single or limited number of products, processes or services.

We will not be required to obtain an opinion from an unaffiliated third party as to the fair market value of the target business or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target business we select has a fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination or that the price we are paying is fair to stockholders, unless our board is not able to independently determine that a target business has a sufficient market value.

Firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders, in addition to the board of directors, will be entitled to rely on any opinion that may be obtained. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

We may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may arise later. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

We could face additional risks in our ability to consummate our business combination if we choose to simultaneously acquire several businesses.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Certain regulatory requirements may increase the time and costs of consummating an acquisition.

If we were to acquire a previously privately owned company, it most likely will incur additional costs in order to comply with the requirements of the Sarbanes-Oxley Act of 2002 and other public company requirements, which in turn would reduce our earnings. Section 404 of the Sarbanes-Oxley

Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any business combination. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We may be unable to obtain additional financing, if required, to consummate a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement of sponsor warrants will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target businesses, or the obligation to convert into cash a significant number of shares of our common stock from dissenting stockholders, we will be required to seek additional financing such as debt, equity or co-investment with other investors. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. During the second half of 2007 and the beginning of 2008, the global financial markets experienced declining equity valuations and disruptions in the credit markets due to liquidity imbalances and repricing of risk. These factors have and may continue to cause disruptions in the credit markets, which may impact our ability to obtain additional financing on reasonable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to secure additional financing, and, as a result, we fail to consummate a business combination in the allotted time, we would liquidate the trust account. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our officers or directors or our sponsor is required to provide any financing to us in connection with or after the consummation of a business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to consummate a business combination, which may adversely affect our financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur debt, we may choose to incur substantial debt to consummate a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt contained covenants restricting our ability to obtain additional financing while such debt was outstanding.

Risks Relating to Our Securities

The determination of the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants included in the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

You will experience immediate and substantial dilution from the purchase of our common stock.

Our sponsor paid an aggregate of $25,000, or approximately $0.0017 per sponsor unit, for its 14,375,000 sponsor units (including the 1,875,000 units subject to mandatory redemption (for a maximum redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised in full) issued and outstanding prior to this offering and the private placement of the sponsor warrants. The investors in this offering will pay a price per unit that substantially exceeds the per share value of our assets minus our liabilities. The difference between the public offering price per share of common stock (assuming no value is attributed to the warrants) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our sponsor acquired its sponsor units at a nominal price, significantly contributing to this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 34.7% or approximately $3.47 per share (the difference between the pro forma net tangible book value per share of approximately $6.53, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of a business combination. Immediately following this offering, public stockholders will have effectively funded approximately 98% of our assets and will hold 80% of our common stock and associated voting rights.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 50,000,000 shares of common stock. In addition, we have also agreed to issue up to an additional 7,500,000 warrants to purchase additional shares of our common stock if the over-allotment option that we granted to our underwriter is exercised in full. In November 2007, we issued 14,375,000 warrants to our sponsor (1,875,000 of which are subject to mandatory redemption (for a maximum redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised in full) and, immediately prior to the closing of this offering we will issue and sell 10,000,000 sponsor warrants to our sponsor or one or more of its affiliates in exchange for $10,000,000 to be deposited in our trust account. We may also issue additional warrants as part of the co-investment units MacAndrews & Forbes has agreed to purchase (or cause one or more of its affiliates to purchase) immediately prior to the business combination to the extent MacAndrews & Forbes and its affiliates have not purchased the full $40,000,000 of our common stock pursuant to the limit orders described in this prospectus. The warrants will become excercisable on the later of the consummation of our business combination and one year from the date of this prospectus.

To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to consummate the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. In addition, the sale, or even the possibility of sale, of the shares of common stock issuable upon exercise of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If we redeem the warrants included in the units offered to the public, the sponsor warrants and the warrants included in the sponsor units, which are non-redeemable so long as they are held by the sponsor or its permitted transferees, could provide the sponsor and its permitted transferees with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption to each warrant holder; and

•	if, and only if, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem such warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

Redemption of the warrants could force the warrant holders to (i) exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) accept the nominal redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

As a result of the sponsor warrants and the warrants included in the sponsor units not being subject to redemption so long as they are held by the sponsor or its permitted transferees, holders of such warrants could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our management’s ability to require holders of our public warrants to exercise such warrants on a cashless basis, if exercised, would cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described above have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a ‘‘cashless basis.’’ If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential ‘‘upside’’ of the holder’s investment in our company.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may de-list our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. The American Stock Exchange reserves the right to remove any listing, at its discretion, when, among other reasons, in its opinion the financial condition or operating results of the issuer appear to be unsatisfactory, further dealings on the exchange would be inadvisable or the issuer has failed to comply with its agreements with the exchange. Such agreements include minimum requirements regarding timely disclosure and related notices, accounting and annual or quarterly reports and shareholders’ meetings. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. In particular, in order to meet the American Stock Exchange initial listing requirements, we may have to meet minimum income, share price and/or market capitalization requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange de-lists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a ‘‘penny stock,’’ which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our security holders to sell their securities in certain states.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock issuable upon exercise of the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use commercially reasonable efforts to maintain a current registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so. We could have difficulty maintaining a current registration statement if, for example, following our business combination we made a significant acquisition of a company for which current financial information was not available. If we cannot maintain a current registration statement, the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock included in the units. The sponsor warrants and the warrants included in the sponsor units will not be exercisable unless a current registration statement is effective with respect to the shares of common stock issuable upon exercise of the warrants issued in this offering.

In addition, we have agreed to use commercially reasonable efforts to register the issuance of the shares of common stock issuable upon exercise of the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. Generally, an exemption from blue sky laws will be available so long as the shares of common stock issuable upon exercise of the warrants are listed on a national securities exchange. The value of the warrants may be greatly reduced if a registration statement covering the issuance of the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the issuance of the shares of common stock issuable upon exercise of the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In no event will the registered holders of a warrant be entitled to receive a net cash settlement or other consideration in lieu of physical settlement in shares of our common stock.

Certain warrant holders are unlikely to receive direct notice of redemption of our warrants.

We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Provisions in our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law may delay or prevent our acquisition by a third party, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and our amended and restated by-laws, which we intend to adopt prior to the completion of this offering, will contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock. The provisions include, among others:

•	provisions establishing a board of directors that is divided into three classes with staggered terms;

•	provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy and provisions permitting the removal of directors only for cause and with a 66 2/3% stockholder vote;

•	provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment and repeal of our by-laws;

•	provisions barring stockholders from calling a special meeting of stockholders or requiring one to be called;

•	elimination of the right of our stockholders to act by written consent; and

•	provisions prescribing advance notice procedures for stockholders’ nominations of directors and proposals for consideration at meetings of stockholders.

Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock. Together, these provisions of our amended and restated certificate of incorporation, by-laws and Delaware law may make the removal of management more difficult and may discourage potential takeover attempts that could otherwise involve payment of a premium over prevailing market prices for our securities and reduce the price that investors might be willing to pay for shares of our common stock in the future, which could reduce the market price of our common stock.

If our sponsor and MacAndrews & Forbes exercise their registration rights with respect to their securities in the company, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our sponsor and MacAndrews & Forbes and their permitted transferees are entitled to demand that we register the resale of their securities in the company at any time after such securities are no longer subject to transfer restrictions. Following the closing of this offering, our sponsor will own 14,375,000 sponsor units (assuming the full exercise of the underwriters over-allotment option) and 10,000,000 sponsor warrants. Pursuant to its purchase commitment, MacAndrews & Forbes and its affiliates will acquire an additional $40,000,000 of our securities, either in the form of common stock purchased in the open market or in the form of newly issued co-investment units at the time of the consummation of our business combination. The presence of the additional shares of common stock and warrants trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

Risks Related to Our Officers and Directors and Our Sponsor

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our officers and directors, some or all of whom may not continue with us following a business combination.

Our operations are dependent upon a relatively small group of individuals, including, in particular, our Chairman Ronald O. Perelman, as well as our Chief Executive Officer Barry F. Schwartz and our Chief Financial Officer Paul G. Savas. None of our current key personnel will have entered into employment or consulting agreements with us prior to our business combination. Further, although we presently anticipate that some of our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target business may also remain in place.

In making the determination as to whether current management of the target business should remain with us following the business combination, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that our initial officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In addition, it is possible that certain key employees of a target business may not remain with the surviving company and may need to be replaced by our officers or other management personnel recruited by us. We may be unable to successfully fill these positions, which could materially harm our business and results of operations.

Our officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. Such conflicts of interest could have a negative impact on our ability to consummate a business combination.

While we expect that our current officers and directors will devote a portion of their time to our business, our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. We expect that our officers and directors will devote as much time as they deem necessary to properly conduct our affairs. The amount of time per week that any given officer or director spends on our affairs may vary significantly during the period prior to our business combination, depending on among other factors, whether we have a target business under consideration and whether we decide to proceed with the negotiation of a definitive agreement with any such target. In some weeks, certain officers and directors may spend a majority of their time on our affairs, while in other weeks, they may spend little or no time on our affairs. All of our officers and management directors are currently employed as executive officers of MacAndrews & Forbes and are not obligated to devote any specific number of hours to our affairs. If they are required to devote more substantial amounts of time to the business and affairs of MacAndrews & Forbes and its portfolio companies, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our sponsor currently owns shares of our common stock that will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

Our sponsor owns units that include our common stock and warrants that were issued prior to this offering, but has agreed to waive its right to participate in any liquidation distribution with respect to those shares of common stock if we are unable to consummate a business combination. In addition, our sponsor has agreed to purchase (or cause one or more of its affiliates to purchase) 10,000,000 sponsor warrants directly from us in a private placement immediately prior to the consummation of this offering at a purchase price of $1.00 per warrant for a total purchase price of $10,000,000. The shares of common stock acquired prior to this offering and any warrants owned by our sponsor and its affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting a target business and consummating a business combination. Consequently, the discretion of our officers and directors in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target business that is not in the best interests of our public stockholders.

Our officers, directors, security holders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions such as strategic partnerships or joint ventures in which we are involved, and may also compete with us. However, we have entered into agreements providing that, prior to the consummation of a business combination, none of our existing officers or directors or our sponsor, or any entity with which they are affiliated, will be paid, either by us or a target company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses, the monthly fee of $10,000 payable to MacAndrews & Forbes and the payment to MacAndrews & Forbes for our allocable share of directors and officers insurance premiums.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an business combination and in the public stockholders’ best interest.

Unless we consummate our business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $9,000,000 that may be released to us as working capital. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such excess expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with additional entities, including other blank check companies, which may be engaged in activities similar to those intended to be conducted by us. In addition, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

We cannot assure you that these conflicts will be resolved in our favor and, as a result, we may be denied certain investment opportunities or may otherwise be disadvantaged in some situations by our relationship to our sponsor and its affiliates.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the consummation of our business combination, our liquidation and such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means) in a company with an enterprise value of $500 million or more, unless (i) such opportunity is in a line of business reasonably related to that of any existing or future portfolio company or affiliate of MacAndrews & Forbes (in which case it would first be presented to such other company) or (ii) presenting such opportunity to us would conflict with any pre-existing fiduciary duties our officers and directors may have.

For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled ‘‘Management—Conflicts of Interest’’ and ‘‘Certain Relationships and Related Transactions.’’

Upon consummation of our offering, our sponsor will continue to exercise significant influence over us and its interests in our business may be different than yours.

Upon consummation of our offering, our sponsor and its permitted transferees (which may include our officers and directors) will own 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants that are subsequently exercised), could allow our sponsor to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after consummation of our business combination. The interests of our sponsor and your interests may not always align and taking actions that require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish. In the future, our sponsor or our officers or directors or any of their affiliates may decide, for financial or other reasons, to purchase our securities in the open market or in private transactions in compliance with our insider trading policy. Any decision to purchase additional securities in the open market or private transactions will likely be based on the trading price of the securities and a determination that the purchase represents an attractive investment opportunity.

In the event our sponsor or our officers or directors purchase shares in privately negotiated transactions from stockholders who have already cast votes against a proposed business combination and requested conversion of their shares, such selling stockholders would be required to revoke their prior votes against the proposed business combination and to revoke their prior elections to convert their shares and to cast new votes in favor of the proposed business combination. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed business combination would have the effect of reducing conversions and increasing votes in favor of the proposed business combination, thereby making it more likely that a proposed business combination would be approved.

We have opted out of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder for a period of three years after the interested stockholder became such. Therefore, subject to certain transfer restrictions described herein, our sponsor may transfer control of us to a third party by transferring our common stock, which would not require the approval of our board of directors or our other stockholders. In addition, such a change of control may not involve a merger or other transaction that would require payment of consideration to our other stockholders. The possibility that such a change of control could occur may limit the price that investors are willing to pay in the future for shares of our common stock.

Claims for indemnification by our officers and directors may reduce the funds available to satisfy successful third-party claims against us and may reduce the amount of money in the trust account.

Under our amended and restated certificate of incorporation and pursuant to certain indemnity agreements, we have agreed to indemnify our officers and directors against a variety of expenses (including attorneys’ fees) to the fullest extent permitted under Delaware law. If indemnification payments are made to our officers and directors pursuant to our amended and restated certificate of incorporation and indemnity agreements, the amount of money in the trust account may be reduced.

 Cautionary Note Regarding Forward-Looking Statements

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to consummate our business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to consummate our business combination;

•	potential change in control if we acquire one or more target businesses for stock;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following a business combination;

•	the use of proceeds not held in the trust account or available to us from income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

 Use of Proceeds

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option	With Over-Allotment Option Exercised
Gross proceeds
Proceeds from units offered to public	$500,000,000	$575,000,000
Proceeds from sponsor warrants sold in the private placement	10,000,000	10,000,000
Total gross proceeds	$510,000,000	$585,000,000
Offering expenses(1)
Underwriting discounts and commissions (7.0% of gross proceeds from offering)(2)	$35,000,000	$40,250,000
Legal fees and expenses(3)	400,000	400,000
Accounting fees and expenses(3)	125,000	125,000
Printing and engraving expenses(3)	100,000	100,000
Securities and Exchange Commission registration fee	17,653	17,653
FINRA filing fee	58,000	58,000
Stock exchange fees(3)	70,000	70,000
Miscellaneous expenses(3)	19,347	19,347
Total offering expenses	$35,790,000	$41,040,000
Proceeds after offering expenses	$474,210,000	$543,960,000
Total held outside the trust account	$250,000	$250,000
Net offering proceeds held in trust	473,960,000	543,710,000
Deferred underwriting discount held in trust	17,500,000	20,125,000
Total held in trust	$491,460,000	$563,835,000
Percentage of public offering proceeds held in trust	98.3%	98.1%
	Amount	% of Total
Use of net proceeds not held in trust and income disbursed from the trust account(4),(5)
Legal, accounting and other expenses in connection with any business combination	$8,000,000	86.5%
Legal and accounting fees related to regulatory reporting obligations	200,000	2.2
Payment for office space, administrative and support services(6)	240,000	2.6
Working capital to cover miscellaneous expenses	810,000	8.8
Total	$9,250,000	100.0%

(1)	A portion of the offering expenses will be pre-funded with the proceeds of a $250,000 note from MacAndrews & Forbes, as described below. This note will be repaid out of the proceeds of this offering not being placed in the trust account upon the closing of this offering.
(2)	The underwriter has agreed to defer $17,500,000 of its underwriting discounts and commissions (or $20,125,000 if the over-allotment option is exercised in full), which equals 3.5% of the gross proceeds of this offering, until consummation of our business combination. Upon consummation of our business combination, the amount of the deferred underwriting discounts and commissions, reduced pro-ratably by the exercise of stockholder conversion rights, will be paid to the underwriter from the funds held in the trust account, and the remaining funds will be released to us and may be used to pay all or a portion of the purchase price of the business or businesses with which our business combination occurs, general corporate purposes, payment of principal or interest on indebtedness incurred in connection with our business combination, to fund the purchases of other companies or for working capital.

(3)	Estimated.
(4)	The amount of proceeds not held in trust will remain constant at $250,000 even if the over-allotment option is exercised. In addition, up to $9,000,000 of income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering. In addition, amounts required to pay income taxes may be drawn from the trust account prior to the business combination.
(5)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. We do not expect to exceed $9,250,000 in funding our working capital requirements.
(6)	Assumes our stockholders have not approved an extension of the time period in which we may consummate a business combination from 24 to up to 36 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $360,000 ($10,000 per month for up to 36 months) for the administrative fee payable to MacAndrews & Forbes.

If it is determined to increase or decrease the size of this offering, it could result in a proportionate increase or decrease in the amount of income that may be disbursed to us from the trust account.

Of the net proceeds of this offering, $463,960,000 (or $533,710,000 if the underwriter’s over-allotment option is exercised in full) plus $10,000,000 from the purchase of sponsor warrants, for an aggregate of $473,960,000 (or $543,710,000 if the underwriter’s over-allotment option is exercised in full) will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. In addition, $17,500,000 (or $20,125,000 if the underwriter’s over-allotment option is exercised in full) of the proceeds attributable to deferred underwriting discounts and commissions will be deposited into such trust account for a total amount in trust of $491,460,000 (or $563,835,000 if the underwriter’s over-allotment option is exercised in full). The proceeds will not be released from the trust account until the earlier of the consummation of a business combination or as part of any liquidation of our trust account.

Prior to the consummation of our business combination, to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto and to fund working capital expenses up to $9,000,000.

In connection with a business combination, the proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we consummate a business combination (net of taxes and the amount of deferred underwriting discounts and commissions held in trust, less any amounts payable to stockholders exercising conversion rights). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, for maintenance or expansion of operations of a target business(es), the payment of principal or interest due on indebtedness incurred in consummating our business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder’s fees, finance the operations of the target business, make other acquisitions and pursue our growth strategy. All amounts held in the trust account that are not converted to cash or released to us as income, net of income taxes, will be released on closing of our business combination with a target having a fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of such business combination. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

We intend to use the $250,000 of net proceeds initially not held in trust for due diligence, legal and accounting fees and expenses of the acquisition including investment banking fees, out-of-pocket expenses and other expenses, including structuring and negotiating a business combination, as well as a possible down payment or ‘‘reverse break-up fee’’ (a payment to the target company under a merger agreement if the financing for an acquisition is not obtained) and, if necessary, to bear the costs of liquidation in the event we are unable to effect a business combination within 24 months (or up to 36 months if our stockholders approve an extension) of the date of this prospectus. While we do not have any current intention to use these funds as a down payment or reverse break-up fee with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or for other reasons), if the amount were large enough and we had already used up the other funds available to us, could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In such case, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and be forced to liquidate. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business.

We believe that the income earned on the trust account will be sufficient to cover the foregoing expenses. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our business combination is less than the actual amount of such costs, we may be required to raise additional funds, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the income of up to $9,000,000 that may be disbursed to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the consummation of the business combination. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential business combination unfavorably and result in a conflict of interest. Prior to the consummation of our business combination, none of our existing officers, directors or sponsor, or any entity with which they are affiliated, will be paid by us any finder’s fee, consulting fee or other compensation for any services they render to us in order to effectuate the consummation of a business combination or otherwise, other than (i) the reimbursement of out-of-pocket expenses, (ii) the monthly fee of $10,000 payable to MacAndrews & Forbes and (iii) the payment to MacAndrews & Forbes for our allocable portion of director and officer insurance premiums.

With respect to finder’s fees, we do not currently anticipate that we would enter into any arrangement that would require us to pay a finder’s fee prior to the consummation of a business combination. If such a business combination is consummated, it is possible that a portion of the funds held in trust, once released, will be utilized to pay such finder’s fees. Even if such a business combination is not consummated, it is possible that we would incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us. We would anticipate such fees or expenses being paid from the funds held outside of the trust account (including up to $9,000,000 of income earned on the amounts held in the trust account). If we are unable to consummate a business combination and we liquidate, MacAndrews & Forbes will be liable to ensure that the proceeds in the trust account are not reduced if we did not obtain a waiver from vendors, service providers, or other entities that are owed money by us for services rendered or contracted for or products sold to us, as well as any prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a combination with such target business. Consequently, if we incur an obligation to an individual or an entity to pay them either a finder’s fee and/or to reimburse their expenses in connection with services that they provide to us, such an individual or entity has not signed a waiver of their right to obtain funds from the trust account, we do not ultimately consummate a business combination and we do not have sufficient funds to pay such fees or expenses from the funds held outside of the trust account or that may be released from the trust account, MacAndrews & Forbes will be liable for such fees and expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account that are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, none of our officers or directors or our sponsor or MacAndrews & Forbes would be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in the business combination, for maintenance or expansion of operations of a target business(es), the payment of principal or interest due on indebtedness incurred in consummating our business combination, to effect other acquisitions, or for working capital, as determined by our management or board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

MacAndrews & Forbes has loaned a total of $250,000 to us to fund a portion of the organizational and offering expenses owed by us to third parties. The loan bears interest at a rate of 4.5% per annum and will be payable on the earlier of November 30, 2008 and the consummation of this offering. The loan, including accrued interest, will be repaid out of the proceeds used to pay the offering expenses. Accrued interest of $1,100 for the period November 16, 2007 to December 31, 2007 has been capitalized into the loan balance as of December 31, 2007.

The proceeds held in trust may be invested by the trust agent only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to consummate a business combination, we anticipate the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. By restricting the holdings in the trust account to these instruments, we believe that we will not be deemed an investment company within the meaning of the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of the Investment Company Act, we will not liquidate and distribute the trust account to holders of shares of our common stock included in the units being sold in this offering until after our existence terminates by operation of law 24 months (or up to 36 months if our stockholders approve an extension) from the date of this prospectus and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The income derived from the holdings in the trust account during this period that is not otherwise returned to public stockholders who vote against a business combination or an extension will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is consummated. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up, reverse break-up fee or other activities related to this offering or our business combination will exceed $9,250,000 in the aggregate, comprised of $250,000 of net proceeds initially not held in trust plus up to $9,000,000 of net income. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months (or up to 36 months if our stockholders approve an extension), assuming that a business combination is not consummated during that time.

We intend to pay MacAndrews & Forbes, a company affiliated with our sponsor, a monthly fee of $10,000 for general and administrative services including office space and administrative, technology and secretarial services. This arrangement is expected to be agreed to by MacAndrews & Forbes for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary. We believe, based on fees for similar services in the New York metropolitan area, that the fee expected to be charged by MacAndrews & Forbes is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon consummation of our business combination or the distribution of the trust account to our public stockholders on a pro rata basis.

In addition, we participate in MacAndrews & Forbes directors and officers insurance program, which covers our officers and directors as well as those of MacAndrews & Forbes and MacAndrews & Forbes’s other affiliates. The limits of coverage are available on aggregate losses to any or all of the participating companies and their respective directors and officers. We will reimburse MacAndrews & Forbes for our allocable portion of the premiums for such coverage, which we believe is more favorable than the premiums we could secure were we to secure our own coverage. Our cost of such insurance coverage is currently approximately $1,500 per month and is expected to increase significantly upon the closing of this offering and the consummation of a business combination.

A public stockholder (but not our sponsor or its permitted transferees with respect to the common stock included in the sponsor units) will be entitled to receive funds from the trust account (including income earned on such stockholder’s portion of the trust account, net of taxes and amounts disbursed to us for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to consummate a business combination, or if such public stockholder exercises his conversion rights in connection with a business combination or extension that the public stockholder voted against and that we actually consummate or effect. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our sponsor and its permitted transferees are not entitled to convert any of their shares of common stock acquired prior to this offering into a pro rata share of the trust account.

Upon the consummation of a business combination, the underwriter will be entitled to receive that portion of the proceeds attributable to the deferred underwriting discounts and commissions held in trust excluding any accrued interest thereon, net of the pro rata amount of the deferred underwriting discounts and commissions paid to stockholders who both vote against the business combination and properly exercise their conversion rights. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriter has agreed that the proceeds attributable to the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders along with any accrued interest thereon.

 Dividend Policy

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the consummation of our business combination. After we consummate our business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our business combination or otherwise may restrict or prohibit payment of dividends. In the event that we do declare dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

If the size of this offering is increased or decreased, a stock dividend, stock split or reverse split will be effectuated so that the ownership represented by the sponsor units remains at 20% following this offering after giving effect to any mandatory redemption of units to the extent the underwriter’s over-allotment option is not exercised in full.

 Dilution

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants, which are not exercisable prior to our business combination. Dilution to investors in this offering may be higher as a result of the exercise of the warrants and the cashless exercise of the sponsor warrants or the warrants included in the sponsor units would cause even greater dilution than the exercise of such warrants for cash. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of our common stock that may be repurchased for cash), by the number of outstanding shares of our common stock.

At December 31, 2007, our net tangible book value was a deficiency of $86,471, or approximately $0.0069 per share of common stock, not including 1,875,000 sponsor units that will be redeemed if and to the extent the underwriter’s overallotment option is not exercised. After giving effect to the sale of 50,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the sponsor warrants and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2007 would have been $277,523,539 or approximately $6.53 per share, representing an immediate increase in net tangible book value of approximately $6.53 per share to the sponsor as of the date of this prospectus and an immediate dilution of approximately $3.47 per share or approximately 34.7% to our public stockholders. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $196,599,990 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our sponsor or its permitted transferees) may result in the conversion into cash of up to 40% less one share of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $17,500,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price	$10.00
Net tangible book value before this offering	(0.0069)
Increase attributable to new investors	6.53
Pro forma net tangible book value after this offering	6.53
Dilution to new investors	$3.47

The following table sets forth information with respect to our sponsor and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Sponsor shares(1)	12,500,000	20.0%	$21,739	0.004%	$0.0017
New investors	50,000,000	80.0	500,000,000	99.996	10.0000
Total	62,500,000	100.0%	$500,021,739	100.0%

(1)	Does not include 1,875,000 sponsor units that will be redeemed (for a maximum redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised. Following the expiration or termination of the underwriter’s over-allotment option, whether exercised in whole or in part, the amount of sponsor shares outstanding will be 20% of the total shares of common stock (assuming the sponsor does not purchase units in this offering).

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and sale of sponsor warrants	$(86,471)
Proceeds from this offering and sale of sponsor warrants(1)	474,210,000
Less: proceeds held in trust subject to conversion to cash ((50,000,000 x 40% – 1 share) x approximately $9.83 per share)	(196,599,990)
$277,523,539
Denominator:
Shares of common stock outstanding prior to this offering(2)	12,500,000
Shares of common stock included in the units offered(2)	50,000,000
Less: shares subject to conversion (50,000,000 x 40% – 1 share)	(19,999,999)
42,500,001

(1)	Assumes the payment to our underwriter of the $17,500,000 of deferred underwriting discounts and commissions held in trust.
(2)	Assumes the underwriter’s over-allotment option has not been exercised and we have redeemed an aggregate of 1,875,000 sponsor units at a redemption price of $0.0017 per unit as a result thereof.

 Capitalization

The following table sets forth our capitalization at December 31, 2007 and as adjusted to give effect to the sale of units in this offering and the sponsor warrants in the private placement, and the application of the estimated net proceeds derived from the sale of such securities.

	As of December 31, 2007
	Actual	As adjusted(1)(2)(3)
Note payable to affiliate, including accrued interest	$251,110	$—
Common stock subject to possible conversion, 0 and 19,999,999 shares, shares at conversion value(4)	—	196,599,990
Common stock subject to mandatory redemption, $0.0001 par value; 1,875,000 and 0 shares issued and outstanding	3,261	—
Stockholder’s equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 225,000,000 shares authorized; 12,500,000 shares issued and outstanding; 42,500,001 shares issued and outstanding (excluding 19,999,999 shares subject to possible conversion), as adjusted	1,250	4,250
Additional paid-in capital	20,489	277,627,499
Deficit accumulated during the development stage	(108,210)	(108,210)
Total stockholders’ equity (deficit)	(86,471)	277,523,539
Total capitalization	$167,900	$474,123,529

(1)	Includes the $10,000,000 we will receive from the sale of the sponsor warrants.
(2)	Assumes the underwriter’s over-allotment option has not been exercised and we have redeemed an aggregate of 1,875,000 sponsor units at a redemption price of $0.0017 per unit as a result thereof.
(3)	Assumes the payment to our underwriter of the $17,500,000 of deferred underwriting discounts and commissions held in trust.
(4)	If we consummate our business combination, the conversion rights afforded to our public stockholders may result in the conversion to cash of up to 40% of the aggregate number of shares included in the units being sold in this offering less one share, on a cumulative basis with shares converted as part of a stockholder vote for an extension to our corporate existence, if applicable, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.83 per share), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares included in the units being sold in this offering.

 Selected Financial Data

The following table present selected financial data as of December 31, 2007 and for the period from November 16, 2007 (date of inception) to December 31, 2007 that has been derived from our consolidated financial statements audited by Ernst & Young LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. Since we have not had any significant operations to date, the information below is not indicative of results to be expected for future periods. In addition, since this information is only a summary and does not provide all of the information contained in our historical financial statements, including the related notes, you should read it in conjunction with ‘‘Capitalization,’’ ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and our historical financial statements, including the related notes, included elsewhere in this prospectus.

As of December 31, 2007
Balance Sheet Data:
Working capital (deficiency)	$(473,362)
Total assets	589,500
Total liabilities	672,710
Common stock subject to redemption	3,261
Stockholder’s equity (deficit)	(86,471)

For the period from November 16, 2007 (inception) to December 31, 2007
Statement of Operations Data:
Operating expenses	$107,860
Net loss	(108,210)
Net loss per common share	(0.01)
Average common shares outstanding, including redeemable common shares (basic and diluted)	14,375,000

Management’s Discussion and Analysis of Financial Condition and
 Results of Operations

Overview

We are a blank check company formed for the purpose of acquiring, or effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets. Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any substantive discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We intend to effect our business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders in the combined entity;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

As indicated in the accompanying financial statements, at December 31, 2007, we had $190,521 in cash and a working capital deficiency of $473,362. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to consummate our business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of our business combination. We will generate non-operating income in the form of income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our short term liquidity needs will be satisfied through receipt of $25,000 from the sale of the sponsor units, and the proceeds of a note payable to MacAndrews & Forbes in an aggregate amount of $250,000 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of $35,790,000 (or $41,040,000 if the underwriter’s over-allotment option is exercised in full), and (ii) the sale of the sponsor warrants in the private placement for a purchase price of $10,000,000, will be $474,210,000 (or $543,960,000 if the underwriter’s over-allotment option is exercised in full). $491,460,000 (or $563,835,000 if the underwriter’s over-allotment option is exercised in full) will be held in trust, which includes $17,500,000 (or $20,125,000 if the underwriter’s over-allotment option is exercised in full) of deferred underwriting discounts and commissions. Of the net proceeds from the sale of the units in this offering and the sale of sponsor warrants in the private placement, $250,000 will not be held in trust.

We may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating a business combination, to fund the purchase of other companies or for working capital.

We will use a substantial portion of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting discounts and commissions paid to the underwriter) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finder’s fees which we had incurred prior to the consummation of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As a recently formed blank check company, we currently do not have sufficient working capital for the next 24 months (or up to 36 months if our stockholders approve an extension). We intend to obtain such working capital through this offering and income of up to $9,000,000 on the balance of the trust account to be released to us for working capital requirements, which we believe will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if our stockholders approve an extension), assuming our business combination is not consummated during that time. We estimate our primary liquidity requirements during that period to include $8,000,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting business combinations; $240,000 for office space, administrative services and support payable to MacAndrews & Forbes, representing $10,000 per month for up to 24 months (or up to $360,000 if our stockholders approve an extension); $200,000 for legal and accounting fees related to regulatory reporting requirements; and $810,000 for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled ‘‘Use of Proceeds.’’

MacAndrews & Forbes has loaned a total of $250,000 to us to fund a portion of the organizational and offering expenses owed by us to third parties. The loan bears interest at a rate of 4.5% per annum and will be payable on the earlier of November 30, 2008 and the consummation of this offering. The loan, including accrued interest, will be repaid out of the proceeds used to pay the offering expenses. Accrued interest of $1,110 for the period November 16, 2007 to December 31, 2007 has been capitalized in the loan balance as of December 31, 2007.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the funds available to us outside of the trust account and income earned of up to $9,000,000 on the trust account to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to consummate our business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As discussed in more detail under ‘‘—Related Party Transactions,’’ prior to the closing of this offering, MacAndrews & Forbes will enter into an agreement with Citigroup Global Markets Inc. pursuant to which it will place limit orders (or cause one or more of its affiliates to place limit orders) for up to $40,000,000 of our common stock during a period prior to the stockholders meeting at which our business combination is to be approved. MacAndrews & Forbes has agreed to apply any portion of the $40,000,000 not used for open market purchases of common stock to purchase (or to cause one or more of its affiliates to purchase) units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to public stockholders exercising their conversion rights. The business purpose of the co-investment is to provide additional capital to us at a time when some stockholders may elect to withdraw their capital by exercising conversion rights. Upon issuance of any co-investment units, the amount of cash and stockholders’ equity on our balance sheet will increase by the amount of proceeds received. This cash may be used in connection with our business combination or for working capital purposes.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the consummation of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On November 26, 2007, our sponsor purchased 14,375,000 sponsor units, with each sponsor unit consisting of one share and one warrant, for an aggregate purchase price of $25,000. Ronald O. Perelman controls our sponsor.

Our sponsor has agreed to purchase (or cause one or more of its affiliates to purchase) 10,000,000 warrants at $1.00 per warrant for a total of $10,000,000 in a private placement that will occur immediately prior to the closing of this offering.

In addition, prior to the closing of this offering, MacAndrews & Forbes will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place limit orders (or cause one or more of its affiliates to place limit orders) for up to $40,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require MacAndrews & Forbes (or its affiliates) to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase until the earlier of the expiration of the buyback period and such purchases reaching $40,000,000 in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and MacAndrews & Forbes. It is intended that these purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. MacAndrews & Forbes and its affiliates will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of the business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, MacAndrews & Forbes and its affiliates may be able to influence the outcome of our business combination. MacAndrews & Forbes and its affiliates will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares. MacAndrews & Forbes has agreed to apply any portion of the $40,000,000 not used for open market purchases of common stock to purchase (or to cause one or more of its affiliates to purchase) units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. MacAndrews & Forbes and its affiliates will agree that they will not sell or transfer any shares of common stock or co-investment units (including the common stock and warrants comprising the co-investment units or the common stock issuable upon exercise of such warrants) purchased by them pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of our business combination.

MacAndrews & Forbes will provide a guarantee of the obligations of any of its affiliates purchasing shares of common stock or co-investment units pursuant to these agreements. In the event that MacAndrews & Forbes does not comply with this guarantee, we believe that we would have an obligation to seek enforcement of the guarantee and that our board of directors would have a fiduciary duty to seek enforcement of such guarantee on our behalf and that such enforcement efforts, if necessary, would be brought.

MacAndrews & Forbes has agreed to, from the date of the closing of this offering through the earlier of our consummation of a business combination or our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay MacAndrews & Forbes $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by MacAndrews & Forbes is at least as favorable as we could have obtained from an unaffiliated person.

In addition, we participate in MacAndrews & Forbes’s directors and officers insurance program, which covers our officers and directors as well as those of MacAndrews & Forbes and MacAndrews & Forbes’s other affiliates. The limits of coverage are available on aggregate losses to any or all of the participating companies and their respective directors and officers. We will reimburse MacAndrews & Forbes for our allocable portion of the premiums for such coverage, which we believe is more favorable than the premiums we could secure were we to secure our own coverage. Our cost of such insurance coverage is currently approximately $1,500 per month and is expected to increase significantly upon the closing of this offering and the consummation of a business combination.

Other than (i) the $10,000 per-month administrative fee paid to MacAndrews & Forbes, (ii) the payment to MacAndrews & Forbes for our allocable share of directors and officers insurance premiums and (iii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our business combination (regardless of the type of transaction that it is).

MacAndrews & Forbes has loaned a total of $250,000 to us to fund a portion of the organizational and offering expenses owed by us to third parties. The loan bears interest at a rate of 4.5% per annum and will be payable on the earlier of November 30, 2008 and the consummation of this offering. The loan, including accrued interest, will be repaid out of the proceeds used to pay the offering expenses.

We have agreed to indemnify our officers and directors against certain liabilities and expenses.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we were newly organized as of November 16, 2007 and have conducted no operations to date.

Proposed Business

Introduction

We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets, which we refer to as our business combination. Our efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any substantive discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We will have until 24 months (or up to 36 months if our stockholders approve an extension) from the date of this prospectus to consummate our business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.

Competitive Strengths

We believe we have the following competitive strengths:

Management expertise

We will seek to capitalize on the substantial investing and operating expertise of our management team. Led by Ronald O. Perelman, Barry F. Schwartz and Paul G. Savas, our management team has extensive experience investing in, owning and operating businesses across many industries. Mr. Perelman is the founder, Chairman and Chief Executive Officer of MacAndrews & Forbes, a private diversified holding company with interests in consumer products, gaming, entertainment, financial services, defense, private security, medical devices, biotechnology and other industries. Mr. Perelman began his career as an investor and financier in 1978 and over the last 30 years he has built MacAndrews & Forbes into a multi-billion dollar diversified corporate enterprise. Mr. Schwartz and Mr. Savas have served as senior executives of MacAndrews & Forbes since 1989 and 1994, respectively. MacAndrews & Forbes has built its track record by investing in companies with strong market positions, recognized brands and growth potential.

We expect Mr. Perelman, Mr. Schwartz and Mr. Savas will each play a key role in identifying and evaluating prospective acquisition targets, selecting our acquisition target and structuring, negotiating and consummating our business combination. We believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to identify and successfully consummate an acquisition.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses that are not public companies (although we have the flexibility to acquire a public company). As an existing public company, we offer a target business that is not itself a public company an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock, for cash or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe non-public target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering.

Financial position

With proceeds available from this offering and the private placement of $10,000,000 of sponsor warrants initially in the amount of approximately $474,210,000, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Established companies with proven track records. We will generally seek to acquire established companies with strong historical financial performance. We will typically focus on companies with a history of strong operating and financial results. However, we may acquire a company undergoing a turnaround that demonstrates strong prospects for future growth.

•	Companies with strong free cash flow characteristics. We will seek to acquire companies that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have or are expected to build predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

•	Strong competitive industry position and leading brands. We will seek to acquire businesses that operate within industries that have strong fundamentals and strong brands. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and develop or sustain profitability and deliver strong free cash flow.

•	Strong and experienced management team. We will seek to acquire businesses that either have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We believe the significant contacts of Mr. Perelman would also help us to access a management team that strengthens the business we acquire. We will focus on management teams with a proven track record of delivering revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of Mr. Perelman and our other officers and directors will complement, not replace the target’s management team.

•	Platform for growth. We will seek to acquire businesses that we can grow both organically and through acquisitions. We are value added investors who will utilize our years of operating experience to help companies grow revenues and reduce costs. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition.

Effecting our Business Combination

General

We are not presently engaged in, and we will not engage in, any operations until the consummation of our business combination. We intend to utilize the cash proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in our business combination. Although we have allocated substantially all of the net proceeds of this offering for the purpose of consummating our business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will be investing in us without an opportunity to evaluate the specific merits or risks of a target business.

We may seek to consummate our business combination with a company or business that may be financially unstable, which would subject us to the numerous risks inherent in such companies and businesses. If our business combination is paid for using our capital stock or debt securities or with proceeds that are less than those in the trust account, we may apply the remaining cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our business combination, to fund the purchase of other companies or for working capital.

We have not identified any target business and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our business combination. In addition, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Subject to the requirement that our business combination have a fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination, we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately consummate our business combination. Although our management will assess the risks inherent in a particular target business with which we may enter into a business combination, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Waiver of claims and sponsor liability for certain claims

Prior to consummation of our business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any claim to any monies held in the trust account for the benefit of our public stockholders. If a potential contracted party refuses to execute such a waiver, then MacAndrews & Forbes will be liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, to the extent we do not have working capital outside the trust account (including amounts available for release) sufficient to cover such claims. However, the agreement entered into by MacAndrews & Forbes specifically provides for two exceptions to this indemnity: there will be no liability (i) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (ii) as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, there is no guarantee that potential contracted parties will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our business combination. In addition, the indemnification provided by MacAndrews & Forbes is limited to claims by vendors that do not execute such waivers as described above. Claims by target businesses or other entities and vendors that execute agreements waiving any claim to any monies held in the trust account would not be indemnified by MacAndrews & Forbes. In the event that this indemnity obligation arose and MacAndrews & Forbes did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf and that such enforcement efforts, if necessary, would be brought. We cannot assure you that MacAndrews & Forbes will be able to satisfy those obligations. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Sources of target businesses

Over the course of his career, Mr. Perelman has developed a diverse network of operational and transactional relationships that have generated a significant flow of investment opportunities, many of which are proprietary. These relationships include an extensive array of industry experts, consultants, investment banks, law firms, institutional investors, investment funds, financial sponsors and entrepreneurs. We believe that we will receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of our management’s track record and the business relationships our management has developed over time, although we cannot assure you that these opportunities will arise.

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Such sources may receive fees for presenting us with target business candidates, whether they do so on a solicited or unsolicited basis.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our business combination (regardless of the type of transaction that it is), other than the reimbursement of out-of-pocket expenses, the monthly fee of $10,000 to MacAndrews & Forbes for office space and administrative services and the payment to MacAndrews & Forbes for our allocable share of directors and officers insurance premiums. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our business combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities. In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the consummation of our business combination, our liquidation and such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means) in a company with an enterprise value of $500 million or more, unless (i) such opportunity is in a line of business reasonably related to that of any existing or future portfolio company or affiliate of MacAndrews & Forbes (in which case it would first be presented to such other company) or (ii) presenting such opportunity to us would conflict with any pre-existing fiduciary duties our officers and directors may have.

Current investments of MacAndrews & Forbes include the following:

•	AlliedBarton Security Services is a security services firm.

•	AM General designs, engineers, produces and provides technical and parts support for military and special purpose vehicles.

•	Deluxe Entertainment Services Group Inc. is an entertainment services provider and processor of film for the motion picture industry.

•	M & F Worldwide Corp. is a public holding company that owns and manages four operating businesses.

•	Harland Clarke Corp. provides check and check-related products, direct marketing and contact center services to financial and commercial institutions and individual consumers.

•	Harland Financial Solutions provides products and services for community banks and credit unions, including lending and mortgage applications, business intelligence solutions, consumer relationship management software, branch automation solutions and core processing systems.

•	Scantron Corporation provides testing and assessment systems and services and data collection and analysis services to educational institutions, businesses and government agencies.

•	Mafco Worldwide Corp. manufactures licorice extract and related derivatives for use as flavoring and moistening agents.

•	Panavision designs, manufactures and supplies high precision camera systems, comprised of cameras, lenses and accessories for the motion picture, television series and television commercial markets in North America, Europe and the Asia Pacific region.

•	Revlon is a mass-market cosmetics, skin care, fragrance and personal care products company.

•	Scientific Games Corporation is a provider of lottery and pari-mutuel technology and service provider for online and instant ticket lotteries.

•	SIGA Technologies, Inc. develops products for the prevention and treatment of serious infectious diseases, including products for use in defense against biological warfare agents.

In addition, Mr. Perelman holds directly a controlling interest in TransTech Pharma Inc., a privately held clinical-stage pharmaceutical company focused on the discovery, development and commercialization of human therapeutics to fill unmet medical needs.

All of our officers and directors (other than our independent directors) are executive officers of MacAndrews & Forbes and Mr. Perelman, Mr. Schwartz and Mr. Savas each owe fiduciary duties to a number of companies. Mr. Perelman owes fiduciary duties to Revlon, Inc., Scientific Games Corporation, Allied Security Holdings LLC, M & F Worldwide Corp. and certain other portfolio companies of MacAndrews & Forbes. Mr. Schwartz and Mr. Savas each owe fiduciary duties to certain portfolio companies of MacAndrews & Forbes. Mr. Schwartz and Mr. Savas are currently serving as executive officers of M & F Worldwide Corp. pursuant to a management services agreement that permits them to divide their time between M & F Worldwide Corp. and other activities on behalf of MacAndrews & Forbes and its other portfolio companies.

We do not believe that any of the foregoing fiduciary duties will materially undermine our ability to consummate a business combination. More information about these duties and potential conflicts can be found under the heading ‘‘Management—Conflicts of Interest.’’

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with any portfolio company of MacAndrews & Forbes or any entity that is affiliated with any of our officers, our management directors or our sponsor. In addition, if we determine to acquire a target business affiliated with one of our independent directors, any such business combination must be approved by a majority of our directors who do not have an interest in such a transaction and by our audit committee.

Selection of a target business and structuring of our business combination

Subject to the requirement that our business combination be with one or more target businesses with a collective fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination, we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We will only consummate a business combination in which we acquire a controlling interest in the target company. Key factors in determining whether we have a controlling interest include whether we own a majority of the voting equity interests of the target, the extent to which we have the ability to appoint members of the board of directors or management of the target and the extent to which we have other control rights with respect to the target (whether pursuant to the securities we acquire, by contract or otherwise).

We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses, other than the general guidelines set forth under ‘‘—Investment Criteria’’ above. Consistent with our operations-centric investment strategy, our management may consider a variety of factors in evaluating a prospective target business, including one or more of the following:

•	results of operations and potential for increased profitability and growth;

•	brand recognition and potential;

•	size, secular growth rate, and strategic fundamentals of the target business’s industry;

•	competitive dynamics including barriers to entry, future competitive threats and the target business’s competitive position;

•	product positioning and life cycle;

•	development of detailed projections, quantification of sensitivity of drivers of growth and profit enhancement;

•	attractiveness of the target business’s cash flow generation capability and return on capital employed;

•	reasonableness of the valuation with a particular focus on the multiple of free cash flow;

•	exit prospects;

•	quality and depth of the management team as it relates to current company operations, as well as the envisioned company in the future;

•	existing distribution arrangements and the potential for expansion;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination; and

•	industry leadership, sustainability of market share and attractiveness of market sectors in which target business participates.

These criteria are not intended to be exhaustive and our management may consider additional factors it deems to be relevant. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and consummate our business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately consummated will result in our incurring losses and will reduce the funds we can use to consummate another business combination.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Fair market value of target business or businesses

Our business combination must occur with one or more target businesses that have a collective fair market value of at least 80% of our net assets held in trust (net of taxes the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination. Our board of directors will determine the fair market value based on standards generally accepted by the financial community, such as actual and potential sales, values of comparable businesses, earnings, cash flow and book value. If our board of directors is not able to independently determine the fair market value of our business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm that is subject to oversight by the Financial Industry Regulatory Authority as to the fair market value. We will seek to have any such opinion provide that our stockholders would be entitled to rely upon such opinion. The willingness of an investment banking firm to provide for such reliance would be a factor considered by us in selecting an independent investment banking firm. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business that we acquire must have an aggregate fair market value equal to at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

Lack of business diversification

For an indefinite period of time after consummation of our business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. We do not currently have employment agreements with any of our officers or directors and do not intend to enter into any employment agreements prior to our business combination. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholder approval of our business combination

Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under Delaware law. In connection with our business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our business combination will be taken only if such business combination is approved.

We will only proceed with our business combination if:

•	the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting,

•	an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and

•	conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we may complete our business combination and (ii) the stockholder vote to approve our business combination)

In connection with seeking the approval of our stockholders for any business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other things, will include a description of the operations of target candidates and audited historical financial statements of the target candidates.

It is our understanding and intention in every case to structure and consummate a business combination in which holders of up to 40% less one share of the shares of common stock issued in this offering, on a cumulative basis, may exercise their conversion rights and the business combination will still go forward. Voting against the proposed business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below.

Our threshold for conversion rights has been established at 40% although historically blank check companies have used a 20% threshold. This structural change is consistent with many other current filings with the Securities and Exchange Commission and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 40% threshold entails certain risks described under ‘‘Risk Factors—Risks Relating to Our Structure as a Development Stage Company.’’

For purposes of seeking approval of our business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes would have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

In connection with the vote required for approving our business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, our sponsor has agreed, and its permitted transferees will agree, to vote the shares of common stock included in the sponsor units in accordance with the majority of the shares of common stock voted by the public stockholders. Our sponsor and its permitted transferees will agree that they will vote all such shares in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our business combination. In addition, MacAndrews & Forbes will agree to vote (and to cause its affiliates to vote) any shares of common stock acquired by them in the open market pursuant to the purchase commitment or otherwise in favor of our business combination, in favor of the amendment providing for our perpetual existence and in favor of an extension of our corporate existence to up to 36 months prior to consummation of our business combination.

If a vote on our business combination is held and the conditions to proceeding with a business combination are not satisfied, we may continue to try to consummate our business combination until 24 months (or up to 36 months if our stockholders approve an extension) after the date of this prospectus.

Upon the consummation of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent mergers, acquisitions or similar transactions.

Extension of time to complete a business combination to up to 36 months

We have a period of 24 months from the date of this prospectus within which to effect our business combination. However, unlike most other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend the date before which we must complete our business combination by up to an additional 12 months to avoid being required to liquidate. If the extended date is approved by holders of a majority of our outstanding shares of common stock, we would have a total of up to 36 months from the date of this prospectus to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock do not approve the proposed extension to up to 36 months, or if holders of 40% or more of the shares sold in this offering vote against the proposed extension to up to 36 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

In connection with the vote required for the extension to up to 36 months, our sponsor and its permitted transferees will agree to vote the shares of common stock included in the sponsor units in accordance with the vote of the majority of public stockholders. In addition, MacAndrews & Forbes will agree to vote (and cause its affiliates to vote) all shares of common stock purchased in the open market pursuant to the purchase commitment or otherwise in favor of any such extension of our corporate existence to up to 36 months.

If the majority of our outstanding shares of common stock are voted at the special (or annual) meeting called for the purpose of approving such extension vote in favor of such extension and less than 40% of the shares sold in this offering are voted against the proposed extension and elect to convert their shares, we will then have an additional period of up to 12 months in which to consummate the business combination.

If the proposal for the extension to up to 36 months is approved, we will still be required to seek stockholder approval before effecting our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 36-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion rights

Pursuant to our amended and restated certificate of incorporation, at the time we seek stockholder approval of our business combination, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account and legally available for distribution, including both income earned on the trust account and the deferred underwriting discount (net of taxes), provided that our business combination is approved and consummated. In addition, any public stockholders voting against a proposed extension of the time period within which we must complete our business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Our sponsor and its permitted transferees will not have such conversion rights with respect to the common stock included in the sponsor units. In addition, our sponsor, MacAndrews & Forbes, their affiliates and our officers and directors will not have conversion rights with respect to any shares of common stock purchased in the open market pursuant to the purchase commitment or otherwise.

The actual per-share conversion price will be equal to the per share amount of approximately $9.83 initially deposited in the trust account, or approximately $9.81 if the over-allotment option is exercised (plus any income earned on the proceeds in the trust account in excess of the amount disbursed to us for working capital purposes, net of taxes on such interest, on such amount per share). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an extension of the time period within which we must complete our business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or an extension of the time period within which we must complete our business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares of common stock included in the units being sold in this offering could threaten to vote against a proposed business combination or an extension of the time period within which we must complete our business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation without the affirmative vote of at least 95% of our outstanding shares of common stock.

An eligible public stockholder may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against our business combination or an extension, our business combination is approved and consummated or the extension is approved, the stockholder holds its shares through the closing of our business combination and the stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote. Following the approval of our business combination by our stockholders and until the consummation of our business combination or termination of the definitive agreement relating to the proposed business combination or the approval of an extension until the payment date for stockholders exercising conversion rights, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against our business combination or an extension but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed within three business days after the consummation of our business combination or the approval of an extension of the time period within which we must complete our business combination as applicable. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they may hold.

We may require public stockholders to tender their certificates to our transfer agent prior to the stockholders meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to the business combination or extension if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an ‘‘option window’’ after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination or the date of the approval of the extension must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the business combination or extension. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on the business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or up to 36 months if our stockholders approve an extension) from the date of this prospectus. If the business combination is not approved or consummated for any reason or the extension is not approved, then public stockholders voting against our business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

Dissolution and liquidation if no business combination is consummated

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the consummation of this offering, will provide that our corporate existence will automatically cease 24 months (or up to 36 months if our stockholders approve an amendment giving effect to an extension) after the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months (or up to 36 months if our stockholders approve an amendment giving effect to an extension) from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our business combination or with the affirmative vote of at least 95% of our outstanding shares of common stock.

If we are unable to consummate our business combination within 24 months (or up to 36 months if our stockholders approve our extension), as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any income earned on the trust account (net of (i) taxes, (ii) up to $9,000,000 disbursed to us for working capital purposes and (iii) up to $75,000 that we may request from the trustee to pay for liquidation costs and expenses) plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and expect that the distribution will occur as promptly as reasonably practicable thereafter. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Our sponsor and its permitted transferees will agree to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination and a subsequent liquidation with respect to the shares of common stock included in the sponsor units. In addition, the underwriter has agreed to waive its rights to the $17,500,000 of the deferred underwriting discounts and commissions (or $20,125,000 if the over-allotment option is exercised in full) deposited in the trust account in the event we do not timely consummate a business combination and dissolve and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we dissolve and liquidate before the consummation of a business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account; however, we may request up to $75,000 of income earned on the trust account from the trustee to pay for liquidation costs and expenses.

If we do not consummate our business combination within 24 months (or up to 36 months if our stockholders approve our extension) after the date of this prospectus and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account income, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.83 per share eligible to receive distributions, or approximately $9.81 if the underwriter’s over-allotment option is exercised in full, or approximately $0.17 and $0.19, respectively, less than the per-unit offering price of $10.00. The per share liquidation price includes $17,500,000 in deferred underwriting discounts and commissions (or $20,125,000 if the underwriter’s over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves), if any, which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $9.83 per share, or approximately $9.81 if the underwriter’s over-allotment option is exercised in full, plus income, net of (i) taxes, (ii) up to $9,000,000 disbursed to us for working capital purposes and (iii) up to $75,000 to be withdrawn to pay our expenses of liquidation and dissolution, if necessary, due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities with which we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

If we dissolve and liquidate prior to consummating a business combination, MacAndrews & Forbes will agree that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target business, reduce the amounts in the trust account, except as to (i) any claims by a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the funds in the trust account, or (ii) any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that this indemnity obligation arose and MacAndrews & Forbes did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. In the event MacAndrews & Forbes has liability to us under this indemnification arrangement, we cannot assure you that it will have the assets necessary to satisfy those obligations. In addition, the underwriter has agreed to forfeit any rights or claims against the proceeds held in the trust account which includes its deferred underwriter’s discount. Accordingly, the actual per-share liquidation price could be less than approximately $9.83, or approximately $9.81 if the underwriter’s over-allotment option is exercised in full, plus interest, due to claims of creditors. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.83 per share, or approximately $9.81 if the underwriter’s over-allotment option is exercised in full.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months (or up to 36 months if our stockholders approve an extension) following the date of this prospectus in the event our business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $9.83, or approximately $9.81 if the underwriter’s over-allotment option is exercised in full, due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposed itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon closing of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (i) in connection with or following our business combination or thereafter, (ii) for the payment to holders exercising their conversion rights, (iii) for the payment of taxes in respect of the trust account, (iv) to the extent of $9,000,000 of income earned that may be disbursed to us for working capital purposes or (v) upon our dissolution an liquidation and to the extent of $75,000 of income earned to pay our expenses of liquidation and dissolution, if necessary;

•	we will submit our initial proposed business combination to our stockholders for approval prior to consummating our business combination, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law;

•	we will submit any proposed amendment to our amended and restated certificate of incorporation to extend the time period within which we must consummate our business combination as described in this prospectus to our stockholders for approval prior to giving effect to any such extension;

•	our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus (subject to the limitation on conversion rights of stockholders or ‘‘groups’’ holding more than 10% of the shares included in the units being sold in this offering);

•	we will consummate a business combination only if it has a fair market value equal to at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of our business combination;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to the consummation of a transaction that satisfies the conditions of our business combination;

•	we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and the stockholder vote to approve our business combination);

•	prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on our business combination; and

•	if we do not consummate our business combination within 24 months (or up to 36 months if our stockholders approve an extension) after the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will provide that the above-referenced requirements and restrictions may only be amended prior to consummation of our business combination with the affirmative vote of at least 95% of our outstanding shares of common stock. In light of the 95% vote required for amendments to these provisions, we do not anticipate any changes to such requirements and restrictions prior to the consummation of our business combination.

Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our business combination without the affirmative vote of at least 95% of our outstanding shares of common stock.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$463,960,000 of the net offering proceeds ($533,710,000 if the underwriter’s over-allotment option is exercised in full), as well as the $10,000,000 net proceeds from the sale of the sponsor warrants and $17,500,000 in deferred underwriting discounts and commissions ($20,125,000 if the underwriter’s over-allotment option is exercised in full), will be deposited into a trust account maintained by American Stock Transfer & Trust Company, acting as trustee.	$418,500,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	$463,960,000 of the net offering proceeds ($533,710,000 if the underwriter’s over-allotment option is exercised in full), as well as the $10,000,000 net proceeds from the sale of the sponsor warrants and $17,500,000 in deferred underwriting discounts and commissions ($20,125,000 if the underwriter’s over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $9,000,000 that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate our business combination within the allotted time, up to $75,000 of interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.
Limitation on fair value or net assets of target business	To constitute our business combination, an acquisition must have a fair market value equal to at least a fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. determines that an earlier date is acceptable, subject to our having filed a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file an amended Form 8-K to provide updated financial information to reflect the exercise and closing of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the Securities and Exchange Commission’s website (www.sec.gov) after it is filed.	No trading of the units or the underlying common stock and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of our consummation of our business combination or one year from the date of this prospectus, provided that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus is available and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Stockholders will have the opportunity to vote on our business combination. Each stockholder will be sent a proxy statement containing information regarding such business combination. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. However, a stockholder’s election to convert will not be valid unless the public stockholder votes against our business combination, our business combination is approved and consummated, the public stockholder holds its shares through the closing of our business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed business combination. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.	A prospectus containing information pertaining to the business combination required by the Securities and Exchange Commission would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months (or up to 36 months if our stockholders approve an extension) after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we consummate a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
If we are unable to consummate a business combination prior to the date that is 24 months (or 36 months if our stockholders approve an extension) after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any income earned on the trust account not used to cover liquidation expenses, net of taxes on such interest and after distribution to us of income on the trust account balance as described in this prospectus.
Release of funds	Except for (i) any taxes paid or due on the interest generated, (ii) up to $9,000,000 of the income earned on the trust account that may be disbursed to us to fund our working capital requirements and (iii) any amounts necessary to satisfy the exercise of stockholder conversion rights in connection with an extension of our corporate existence to up to 36 months, the full proceeds held in the trust account will not be released to us until the closing of our business combination or the failure to consummate our business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in consummating a business combination. Furthermore:

•	our obligation to seek stockholder approval of a business combination or extension or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	we will only consummate a business combination if conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and (ii) the stockholder vote to approve our business combination);

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to effect a business combination with one or more target businesses that have a fair market value of at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of the business combination, could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at 35 East 62nd Street, New York, New York 10065. The cost for this space is included in the $10,000 per month fee described above that MacAndrews & Forbes charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by MacAndrews & Forbes is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have ten executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have consummated our business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process the company is in. We do not intend to have any full-time employees prior to the consummation of our business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any business combination.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the twelve months preceding the date of this prospectus.

Management

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Ronald O. Perelman	65	Chairman of the Board
Barry F. Schwartz	58	President, Chief Executive Officer and Director
Peter A. Cohen	60	Director
Gerald J. Ford	62	Director
John M. Keane	65	Director
Paul G. Savas	44	Treasurer and Chief Financial Officer
Michael C. Borofsky	35	Senior Vice President and Secretary
James J. Chin	35	Senior Vice President, Chief Capital Markets Officer
Geoffrey Chow	29	Vice President
Matthew A. Drapkin	35	Senior Vice President – Corporate Development
Alison M. Horowitz	35	Vice President and Assistant Treasurer
Adam E. Ingber	38	Senior Vice President
Debra G. Perelman	34	Senior Vice President
Edward P. Taibi	34	Senior Vice President
Gregory J. Woodland	49	Senior Vice President

Ronald O. Perelman has been the Chairman of our Board since our inception. Mr. Perelman is the founder, Chairman and Chief Executive Officer of MacAndrews & Forbes Holdings Inc., a private diversified holding company. Mr. Perelman is also Chairman of the Board of Revlon, Inc., and its wholly-owned operating subsidiary, Revlon Consumer Products Corporation, and Chairman of the Board of M & F Worldwide Corp. Mr. Perelman is also a Director of the following companies: Allied Security Holdings LLC and Scientific Games Corporation. Mr. Perelman is the founder of the Revlon/UCLA Women’s Cancer Research Program and has established the Department of Dermatology in his name at NYU Medical Center. Mr. Perelman was President of the Guggenheim Museum and serves on the Boards of Carnegie Hall, The University of Pennsylvania and the NYU Medical Center, among others. He is also a member of the French Legion of Honor.

Barry F. Schwartz has been our President, Chief Executive Officer and a director since our inception. Mr. Schwartz has been the Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes since November 2007. He joined MacAndrews & Forbes in 1989 and became General Counsel in 1993. Mr. Schwartz also serves as Chief Executive Officer, Executive Vice President and General Counsel of M & F Worldwide Corp. He is a Director of the following companies: Revlon, Inc., Revlon Consumer Products Corporation, Scientific Games Corporation, Allied Security Holdings LLC and TransTech Pharma Inc. Prior to joining MacAndrews & Forbes, Mr. Schwartz was a partner at the law firm of Wolf, Block, Schorr and Solis-Cohen. Mr. Schwartz is also a Member of the Board of Trustees of Kenyon College, serving on its Executive Committee, and is Chair of its Admissions and Financial Aid Committee. He also serves as a Trustee of the Association of Governing Boards of Universities and Colleges, and is a Member of the Board of Visitors of the Georgetown University Law Center.

Peter A. Cohen has been a director since February 2008. He is a principal of Ramius Capital Group, LLC, a private investment firm. From 1992 until 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its management executive committee. Mr. Cohen was also the Chairman of Republic New York Corporation’s wholly-owned subsidiary, Republic New York Securities Corporation. From 1990 to 1992, Mr. Cohen was a private investor and an advisor to several industrial and financial companies. From 1983 to 1990, Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers. Mr. Cohen has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The American Express Company, The Federal Reserve Capital Market Advisory

Board, The Depository Trust Company, Olivetti S.p.A., Ohio State University Foundation, The New York City Opera and Telecom Italia S.p.A. Mr. Cohen is currently a director of Portfolio Recovery Associates, Mount Sinai Hospital, Scientific Games Corporation and Titan Corporation.

Gerald J. Ford has been a director since February 2008. Mr. Ford is Chairman and principal shareholder of First Acceptance Corporation (formerly Liberté Investors Inc.), a retailer, servicer and underwriter of non-standard personal automobile insurance. He is also Chairman of the Board and principal shareholder of Triad Financial Corporation, a privately held auto insurance company. He served as the Chairman of the Board and Chief Executive Officer of Golden State Bancorp. from 1998 until its merger with Citigroup Inc. in 2002. Mr. Ford also serves as a director of Freeport-McMoRan Copper & Gold, McMoRan Exploration Co., Scientific Games Corporation and is Chairman of the Board of Hilltop Holdings, Inc. He served as Chairman of the Board of Trustees of Southern Methodist University in Dallas, Texas from 2002 to 2006. Mr. Ford received his bachelor’s degree in economics from Southern Methodist University in Dallas in 1966 and his J.D. from SMU’s School of Law in 1969.

General John M. Keane has been a director since February 2008. He is the co-founder and Senior Managing Director of Keane Advisors, LLC, a private equity investment and consulting firm and he is President of GSI, LLC, an independent consulting firm. He is also a Senior Advisor to Kohlberg, Kravis, Roberts and Co., a private equity firm specializing in management buyouts, and he is an Advisor to the Chairman and Chief Executive Officer of URS Corporation, a global engineering design firm. General Keane served in the U.S. Army for 37 years. He was Vice Chief of Staff and Chief Operating Officer of the Army from 1999 until his retirement in October 2003. He is a Director of General Dynamics Corporation and MetLife, Inc. He also is a military contributor and analyst with ABC News and is a member of the United States Department of Defense Policy Board. He also serves on the Boards of the Knollwood Foundation, the Pentagon Memorial Fund, the Army Heritage Foundation, the George C. Marshall Foundation and the Terry C. Maude Foundation. General Keane received a bachelor’s degree in accounting from Fordham University and a master’s degree in philosophy from Western Kentucky University. General Keane has received honorary doctorate degrees in law and public service from Fordham University and Eastern Kentucky University, respectively.

Paul G. Savas has been our Treasurer and Chief Financial Officer since our inception. Mr. Savas has been Executive Vice President and Chief Financial Officer of MacAndrews & Forbes and various affiliates since April 2007 and Executive Vice President—Finance of MacAndrews & Forbes and various affiliates since 2006. Prior to that he served in various positions at MacAndrews & Forbes and its affiliates, including as Senior Vice President of Finance from October 2002 until May 2006, Vice President from 1998 until 2002, and Director of Corporate Finance from 1994 until 1998. He has been Executive Vice President and Chief Financial Officer of M & F Worldwide Corp. since May 2006 and serves as a Director of SIGA Technologies, Inc. and TransTech Pharma Inc. He also serves as a Director of the Montgomery Academy.

Michael C. Borofsky has been our Senior Vice President and Secretary since our inception. Mr. Borofsky is a Senior Vice President of MacAndrews & Forbes. He joined MacAndrews & Forbes in February 2003 as Vice President—Law. Prior to joining MacAndrews & Forbes, Mr. Borofsky was with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1999 to 2003 where he specialized in mergers & acquisitions. Prior to Skadden Arps, Mr. Borofsky was an analyst in the treasury group of Goldman Sachs. Mr. Borofsky holds a J.D. from Columbia University and a B.A. from Yale University.

James J. Chin has been our Senior Vice President, Chief Capital Markets Officer since our inception. Mr. Chin has served as Senior Vice President, Chief Capital Markets Officer of MacAndrews & Forbes since 2006, where he is responsible for the structuring and execution of financing transactions. Prior to joining MacAndrews & Forbes, Mr. Chin was an investment professional at Warburg Pincus from 2001 to 2006, serving as Vice President of Capital Markets from 2004 to 2006, where he supervised and completed over 190 financing transactions raising over

$32 billion. Prior to Warburg Pincus, Mr. Chin was an investment banker in the leveraged finance and corporate finance groups of Goldman Sachs. Mr. Chin holds a J.D. from Yale Law School and a B.A. from Amherst College.

Geoffrey Chow has been our Vice President since our inception. Mr. Chow is a Vice President at MacAndrews & Forbes and has been with the company since 2006. Prior to joining MacAndrews & Forbes, Mr. Chow was a member of the investment team at The Cypress Group from 2004 to 2006, where he focused on automotive and aerospace and defense investments. From 2003 to 2004, Mr. Chow worked at Opus Capital, specializing in media investments. Mr. Chow began his career in the Investment Banking division of Bear, Stearns & Co. Inc. Mr. Chow holds a B.A. from Amherst College.

Matthew A. Drapkin has been our Senior Vice President—Corporate Development since our inception. Mr. Drapkin is Senior Vice President—Corporate Development at MacAndrews & Forbes where he is responsible for sourcing, evaluating, and executing transactions. Mr. Drapkin has been with the company since January of 2003. Previously, Mr. Drapkin was Director of Corporate Development and Investments at Conde Net, Conde Nast’s internet arm, and an investment banker in the corporate finance group at Goldman Sachs. Mr. Drapkin holds a J.D. and M.B.A. from Columbia University and a B.A. from Princeton University.

Alison M. Horowitz has been our Vice President and Assistant Treasurer since February 2008. Ms. Horowitz is Vice President, Treasurer and Controller of MacAndrews & Forbes. She joined MacAndrews & Forbes in August 2004 as Assistant Treasurer. Prior to joining MacAndrews & Forbes, Ms. Horowitz was with Ernst & Young LLP from 1998 to 2004 where she performed audits for a variety of companies. From 1996 through 1998, Ms. Horowitz was an auditor with the Office of Inspector General of the U.S. Department of Commerce. From 1994 through 1996, Ms. Horowitz was an auditor with PriceWaterhouse LLP. Ms. Horowitz holds a B.A. in Accounting from the University of Delaware and is a Certified Public Accountant.

Adam F. Ingber has been our Senior Vice President since February 2008. Mr. Ingber has served as a Senior Vice President at MacAndrews & Forbes since 2004 where he heads the tax department and is responsible for structuring corporate acquisitions and divestitures. Prior to joining MacAndrews & Forbes, Mr. Ingber was with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1994 to 2004 where he advised on a wide range of domestic and international tax matters, including mergers and acquisitions and structured financings. Mr. Ingber holds an L.L.M. in Taxation from New York University School of Law, a J.D. from Fordham Law School where he was a senior editor on the Law Review, and a B.S. in Accounting from the Leonard N. Stern School of Business.

Debra G. Perelman has been our Senior Vice President since our inception. Ms. Perelman is a Senior Vice President at MacAndrews & Forbes and has been with the company since 2004. Prior to joining MacAndrews & Forbes, Ms. Perelman held various positions in corporate finance and brand marketing at Revlon. Ms. Perelman is the daughter of Ronald O. Perelman. Ms. Perelman holds an M.B.A. from Columbia University and a B.A. from Princeton University.

Edward P. Taibi has been our Senior Vice President since our inception. Mr. Taibi is a Senior Vice President of MacAndrews & Forbes. He joined MacAndrews & Forbes in April 2004 as Vice President—Law. Prior to joining MacAndrews & Forbes, Mr. Taibi was with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1999 to 2004 where he specialized in mergers & acquisitions and corporate finance matters. Prior to Skadden Arps, Mr. Taibi was a corporate associate with the law firm of Morgan Lewis & Bockius. Mr. Taibi holds a J.D. from New York University School of Law and a B.A. from Rutgers College.

Gregory J. Woodland has been our Senior Vice President since our inception. Mr. Woodland originally joined MacAndrews & Forbes in 1987 and is currently a Senior Vice President focusing on MacAndrews & Forbes’s entertainment portfolio companies. Mr. Woodland has managed the structuring and execution of numerous acquisitions and financing transactions. Mr. Woodland received a B.B.A. in Accounting from Pace University. Mr. Woodland is a Certified Public Accountant.

Number and Terms of Office of Directors and Officers

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, divides our board of directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Barry F. Schwartz and General John M. Keane, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ronald O. Perelman and Gerald J. Ford, will expire at the annual meeting of stockholders. The term of office of the third class of directors, consisting of Peter A. Cohen, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other officers as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have extensive experience in investing in, owning and operating businesses. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Executive Officer and Director Compensation

None of our executive officers or directors has received or will receive any cash compensation for services rendered prior to the consummation of our business combination. Other than (i) the $10,000 per-month administrative fee paid to MacAndrews & Forbes, (ii) the payment to MacAndrews & Forbes for our allocable share of directors and officers insurance premiums and (iii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our business combination (regardless of the type of transaction that it is). Moreover, none of our officers or directors will receive any compensation from MacAndrews & Forbes for services rendered to us prior to or in connection with our business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

After the consummation of our business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of a business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of independent directors which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Peter A. Cohen, Gerald J. Ford and General John M. Keane will be independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board

Upon the consummation of this offering, our board of directors will have two standing committees: a nominating committee and an audit committee. The rules of the American Stock Exchange require that the compensation and nominating and corporate governance committees of a listed company be comprised solely of independent directors. The rules of the American Stock Exchange and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors.

Audit Committee

Immediately following the closing of this offering, we will establish an audit committee of our board of directors, which will consist of Peter A. Cohen, Gerald J. Ford and General John M. Keane, each of whom has been determined to be ‘‘independent’’ as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financial statements and recommending to the board whether the audited financial statements should be included in our Form 10-Q and Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering.

Prior to our consummation of a business combination, the audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Peter A. Cohen satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the Securities and Exchange Commission.

Nominating Committee

Effective upon the closing of this offering, we will establish a nominating committee of the board of directors, which will consist of General John M. Keane, as chairman, Peter A. Cohen and Gerald J. Ford, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	Our officers and directors are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future (including prior to our business combination) become affiliated with entities, including other development stage companies, engaged in business activities similar to those we intend to conduct.

•	Since our sponsor owns shares of our common stock and warrants that will be freely transferable only if a business combination is successfully consummated and that will expire worthless if a business combination is not consummated, our board, some of whose members are affiliated with our sponsor, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination.

•	Members of our management team may enter into consulting or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and timely consummating a business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

•	Our sponsor and our officers and directors may purchase shares of common stock as part of the units being sold in this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the consummation of our business combination, our liquidation and such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means) in a company with an enterprise value of $500 million or more, unless (i) such opportunity is in a line of business reasonably related to that of any existing or future portfolio company or affiliate of MacAndrews & Forbes (in which case it would first be presented to such other company) or (ii) presenting such opportunity to us would conflict with any pre-existing fiduciary duties our officers and directors may have.

Current investments of MacAndrews & Forbes include the following:

•	AlliedBarton Security Services is a security services firm.

•	AM General designs, engineers, produces and provides technical and parts support for military and special purpose vehicles.

•	Deluxe Entertainment Services Group Inc. is an entertainment services provider and processor of film for the motion picture industry.

•	M & F Worldwide Corp. is a public holding company that owns and manages four operating businesses.

•	Harland Clarke Corp. provides check and check-related products, direct marketing and contact center services to financial and commercial institutions and individual consumers.

•	Harland Financial Solutions provides products and services for community banks and credit unions, including lending and mortgage applications, business intelligence solutions, consumer relationship management software, branch automation solutions and core processing systems.

•	Scantron Corporation provides testing and assessment systems and services and data collection and analysis services to educational institutions, businesses and government agencies.

•	Mafco Worldwide Corp. manufactures licorice extract and related derivatives for use as flavoring and moistening agents.

•	Panavision designs, manufactures and supplies high precision camera systems, comprised of cameras, lenses and accessories for the motion picture, television series and television commercial markets in North America, Europe and the Asia Pacific region.

•	Revlon is a mass-market cosmetics, skin care, fragrance and personal care products company.

•	Scientific Games Corporation is a provider of lottery and pari-mutuel technology and service provider for online and instant ticket lotteries.

•	SIGA Technologies, Inc. develops products for the prevention and treatment of serious infectious diseases, including products for use in defense against biological warfare agents.

In addition, Mr. Perelman holds directly a controlling interest in TransTech Pharma Inc., a privately held clinical-stage pharmaceutical company focused on the discovery, development and commercialization of human therapeutics to fill unmet medical needs.

All of our officers and directors (other than our independent directors) are executive officers of MacAndrews & Forbes and Mr. Perelman, Mr. Schwartz and Mr. Savas each owe fiduciary duties to a number of companies. Mr. Perelman owes fiduciary duties to Revlon, Inc., Scientific Games Corporation, Allied Security Holdings LLC, M & F Worldwide Corp. and certain other portfolio companies of MacAndrews & Forbes. Mr. Schwartz and Mr. Savas each owe fiduciary duties to certain portfolio companies of MacAndrews & Forbes. Mr. Schwartz and Mr. Savas are currently serving as executive officers of M & F Worldwide Corp. pursuant to a management services agreement that permits them to divide their time between M & F Worldwide Corp. and other activities on behalf of MacAndrews & Forbes and its other portfolio companies.

To the extent that such individuals identify business combination opportunities that may be suitable for entities to which they have pre-existing fiduciary obligations, or are presented with such opportunities in their capacities as fiduciaries to such entities, they may honor their pre-existing fiduciary obligations to such entities. Accordingly, they may not present business combination opportunities to us that otherwise may be attractive to such entities unless the other entities have declined to accept such opportunities.

We do not believe that any of the foregoing fiduciary duties will materially undermine our ability to consummate a business combination.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with any portfolio company of MacAndrews & Forbes or any entity that is affiliated with any of our officers, our management directors or our sponsor. In addition, if we determine to acquire a target business affiliated with one of our independent directors, any such business combination must be approved by a majority of our directors who do not have an interest in such a transaction and by our audit committee.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. Our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Prior to our business combination, our obligations under these agreements will be guaranteed by MacAndrews & Forbes, which is an affiliate of our sponsor. We believe that these provisions and agreements are necessary to attract qualified officers and directors. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We participate in a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Before Offering	After Offering(1)
MAFS Acquisition LLC	12,500,000	100.0%	20.0%
Ronald O. Perelman(2)	12,500,000	100.0%	20.0%
Barry F. Schwartz(3)	—	—	—
Peter A. Cohen(3)	—	—	—
Gerald J. Ford(3)	—	—	—
John M. Keane(3)	—	—	—
Paul G. Savas(3)	—	—	—
Michael C. Borofsky(3)	—	—	—
James J. Chin(3)	—	—	—
Geoffrey Chow(3)	—	—	—
Matthew A. Drapkin(3)	—	—	—
Adam F. Ingber(3)	—	—	—
Alison M. Horowitz(3)	—	—	—
Debra G. Perelman(3)	—	—	—
Edward P. Taibi(3)	—	—	—
Gregory J. Woodland(3)	—	—	—
All officers and directors as a group (15 persons)	12,500,000	100.0%	20.0%

(1)	Does not include 1,875,000 shares included in the sponsor units held by our sponsor that are subject to mandatory redemption to the extent the underwriter’s over-allotment option is not exercised in full. If the underwriter’s over-allotment option is exercised in full, our sponsor will own 20% of our common stock (assuming our sponsor does not purchase units in this offering).
(2)	These shares represent one hundred percent of our shares of common stock held by our sponsor. Mr. Perelman is the sole member of our sponsor, MAFS Acquisition LLC, and may be deemed to be the beneficial owner of all of the shares of our outstanding common stock held by our sponsor. Mr. Perelman disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(3)	The business address of our sponsor, Mr. Perelman, and our other officers and directors is c/o MacAndrews & Forbes Holdings Inc., 35 East 62nd Street, New York, New York 10065.

In November 2007, our sponsor purchased 14,375,000 sponsor units for an aggregate purchase price of $25,000 or approximately $0.0017 per unit. This includes up to 1,875,000 units that will be redeemed by us (for a maximum redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised. Each sponsor unit consists of one share and one warrant. Ronald O. Perelman controls our sponsor.

Immediately after this offering (assuming no exercise of the underwriter’s over-allotment option and assuming our sponsor does not purchase units in this offering), our sponsor will beneficially own

20% of the then issued and outstanding shares of our common stock. Because of this ownership block, it may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our business combination.

To the extent the underwriter does not exercise the over-allotment option in full, up to an aggregate of 1,875,000 sponsor units held by our sponsor will be subject to mandatory redemption (for a maximum redemption price of $3,261). We will only redeem a number of sponsor units necessary to maintain our sponsor’s 20% ownership interest (together with its permitted transferees) in our common stock on a fully-diluted basis after giving effect to this offering and the exercise, if any, of the underwriter’s over-allotment option.

In connection with the vote required for approving our business combination or any extension of our corporate existence up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, our sponsor has agreed to vote the shares of common stock included in their sponsor units in accordance with the majority of the shares of common stock voted by the public stockholders. Our sponsor and its affiliates will not have conversion rights with respect to any shares of common stock owned by it, directly or indirectly, whether included in the sponsor units or purchased by it in this offering or in the aftermarket.

Our sponsor has entered into an agreement with us to purchase (or to cause one or more of its affiliates to purchase), at a price of $1.00 per warrant, warrants to purchase 10,000,000 shares of our common stock. Our sponsor is obligated to purchase such sponsor warrants from us immediately prior to the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our business combination. If we do not consummate our business combination within 24 months (or up to 36 months if our stockholders approve an extension) after the date of this prospectus, the proceeds of the sale of the sponsor warrants will become part of the distribution of the trust account to our public stockholders and the sponsor warrants will expire worthless.

In addition, prior to the closing of this offering, MacAndrews & Forbes will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place limit orders (or cause one or more of its affiliates to place limit orders) for up to $40,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require MacAndrews & Forbes (or its affiliates) to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase until the earlier of the expiration of the buyback period and such purchases reach $40,000,000 in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and MacAndrews & Forbes. It is intended that these purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. MacAndrews & Forbes and its affiliates will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of the business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, MacAndrews & Forbes and its affiliates may be able to influence the outcome of our business combination. MacAndrews & Forbes and its affiliates will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares. MacAndrews & Forbes has agreed to apply any portion of the $40,000,000 not used for open market purchases of common stock to purchase (or to cause one or more of its affiliates to purchase) units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. MacAndrews & Forbes and its affiliates will agree that they will not sell or transfer any shares of common stock or co-investment units (including the common stock and warrants comprising the co-investment units or the common stock issuable upon exercise of such warrants) purchased by them pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of our business combination.

MacAndrews & Forbes will provide a guarantee of the obligations of any of its affiliates purchasing shares of common stock or co-investment units pursuant to these agreements. In the event that MacAndrews & Forbes does not comply with this guarantee, we believe that we would have an obligation to seek enforcement of the guarantee and that our board of directors would have a fiduciary duty to seek enforcement of such guarantee on our behalf and that such enforcement efforts, if necessary, would be brought.

Transfers of Units, Common Stock and Warrants

Our sponsor will agree, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•	any of the sponsor units or any of the shares of common stock or warrants included in such units (including the shares of common stock issuable upon exercise of the warrants) for a period of 180 days from the date of consummation of our business combination, or

•	any of the sponsor warrants (including the shares of common stock issuable upon exercise of the warrants) until after we consummate our business combination.

In addition, MacAndrews & Forbes and its affiliates will agree that they will not transfer, assign or sell, directly or indirectly, any shares of common stock or co-investment units (including the common stock and warrants comprising the co-investment units or the common stock issuable upon exercise of such warrants) purchased by them pursuant to the purchase commitment, subject to certain exceptions described below, until 180 days after the consummation of our business combination.

Notwithstanding the foregoing, the sponsor units, the sponsor warrants and the shares of common stock and co-investment units purchased by MacAndrews & Forbes and its affiliates (including the common stock and warrants comprising such units or the common stock issuable upon exercise of such warrants) will be transferable to the following permitted transferees under the following circumstances:

•	to our officers, directors and employees, any affiliates or family members of such individuals, any affiliates of us, our sponsor or MacAndrews & Forbes and any officers, directors, members and employees of our sponsor, MacAndrews & Forbes or such affiliates;

•	in the case of individuals, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of the individual or to a charitable organization;

•	in the case of an individual pursuant to a qualified domestic relations order;

•	if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor; and

•	to any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor.

All permitted transferees receiving such securities must agree in writing to be subject to the same transfer restrictions as the transferor and any such transfers will be made in accordance with applicable securities laws.

Registration Rights

Pursuant to a registration rights agreement between us, our sponsor and MacAndrews & Forbes, the holders of the sponsor units and co-investment units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants), the sponsor warrants (and the common stock issuable upon exercise of such warrants), any shares of common stock purchased by MacAndrews & Forbes (or its affiliates) pursuant to the purchase commitment and any units, warrants or shares of common stock purchased by our sponsor, MacAndrews & Forbes or any of their affiliates in the open market will be entitled to three demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights commencing after the consummation of our business combination, in the case of the sponsor warrants and any securities purchased in the open market (other than pursuant to the purchase commitment), and 180 days after the consummation of our business combination, in the case of the sponsor units, the co-investment units and shares purchased pursuant to the purchase commitment. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

Certain Relationships and Related Transactions

Ronald O. Perelman controls our sponsor. On November 26, 2007, we issued an aggregate of 14,375,000 sponsor units to our sponsor, for an aggregate purchase price of $25,000 in cash, or approximately $0.0017 per unit. 1,875,000 of such units are redeemable by us if and to the extent the underwriter’s over-allotment option is not exercised. If the size of this offering is increased or decreased, a stock dividend, stock split or reverse split will be effectuated so that the ownership represented by the sponsor units remains at 20% following this offering after giving effect to any mandatory redemption of units to the extent the underwriter’s over-allotment option is not exercised in full.

If the underwriter does not exercise all or a portion of its over-allotment option, our sponsor has agreed, pursuant to a written agreement with us, that up to an aggregate of 1,875,000 sponsor units will be redeemed (for a maximum redemption price of $3,261), in proportion to the portion of the over-allotment option that was not exercised. If such units are redeemed, we would record the aggregate fair value of the units redeemed and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the redeemed units and the price paid to us for such redeemed units (which would be an aggregate total of approximately $3,261 for all 1,875,000 of such units are redeemable by us to the extent the underwriter’s over-allotment option is not exercised units). Upon receipt, such redeemed units would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

Our sponsor has entered into an agreement with us to purchase (or cause one or more of its affiliates to purchase), at a price of $1.00 per warrant, warrants to purchase 10,000,000 shares of our common stock. Our sponsor is obligated to purchase such sponsor warrants from us immediately prior to the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the consummation of our business combination. If we do not consummate our business combination within 24 months (or up to 36 months if our stockholders approve an extension) after the date of this prospectus, the proceeds of the sale of the sponsor warrants will become part of the distribution of the trust account to our public stockholders and the sponsor warrants will expire worthless.

In addition, prior to the closing of this offering, MacAndrews & Forbes will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended pursuant to which it will place limit orders (or cause one or more of its affiliates to place limit orders) for up to $40,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require MacAndrews & Forbes (or its affiliates) to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase until the earlier of the expiration of the buyback period and such purchases reach $40,000,000 in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and MacAndrews & Forbes. It is intended that these purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. MacAndrews & Forbes and its affiliates will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of the business combination and in favor of an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, MacAndrews & Forbes and its affiliates may be able to influence the outcome of our business combination. MacAndrews & Forbes and its affiliates will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares. MacAndrews & Forbes has agreed to apply any portion of the $40,000,000 not used for open market purchases of common stock to purchase (or cause one or more of its affiliates to purchase) units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination. MacAndrews & Forbes and its affiliates will agree that they will not sell or transfer any shares of common stock or co-investment units (including the common stock and warrants comprising the co-investment units or the common stock issuable upon exercise of such warrants) purchased by them pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of our business combination.

MacAndrews & Forbes will provide a guarantee of the obligations of any of its affiliates purchasing shares of common stock or co-investment units pursuant to these agreements. In the event that MacAndrews & Forbes does not comply with this guarantee, we believe that we would have an obligation to seek enforcement of the guarantee and that our board of directors would have a fiduciary duty to seek enforcement of such guarantee on our behalf and that such enforcement efforts, if necessary, would be brought.

MacAndrews & Forbes has agreed to, from the date of the closing of this offering through the earlier of our consummation of a business combination or our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay MacAndrews & Forbes $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by MacAndrews & Forbes is at least as favorable as we could have obtained from an unaffiliated person. In addition, MacAndrews & Forbes has agreed to provide us, prior to the consummation of this offering, with director and officer liability insurance for approximately $2,000 per month.

Other than (i) the $10,000 per-month administrative fee paid to MacAndrews & Forbes, (ii) the payment to MacAndrews & Forbes for our allocable share of directors and officers insurance premiums and (iii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our business combination (regardless of the type of transaction that it is).

MacAndrews & Forbes has loaned a total of $250,000 to us to fund a portion of the organizational and offering expenses owed by us to third parties. The loan bears interest at a rate of 4.5% per annum and will be payable on the earlier of November 30, 2008 and the consummation of this offering. The loan, including accrued interest, will be repaid out of the proceeds used to pay the offering expenses.

We will reimburse our management team for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income earned on the trust account of up to $9,000,000, such out-of-pocket expenses would not be reimbursed by us unless we consummate our business combination.

We have agreed to indemnify our officers and directors against certain liabilities and expenses.

After our business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates, including loans by members of our management team, will be on terms as a whole believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our board of directors, which will have access, at our expense, to our attorneys or independent legal counsel. If a transaction with an affiliated third party were found to be on terms as a whole less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We have entered into a registration rights agreement with respect to the sponsor units and sponsor warrants, which is described under the heading ‘‘Principal Stockholders—Registration Rights.’’

 Description of Securities

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 225,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 14,375,000 shares of common stock will be outstanding (including 1,875,000 shares subject to mandatory redemption (for a maximum redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised in full), held by one stockholder of record, our sponsor. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 225,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Units

Public stockholders’ units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.50. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. determines that an earlier date is acceptable, subject to our having filed a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file an amended Form 8-K to provide updated financial information to reflect the exercise and closing of the over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the Securities and Exchange Commission’s website (www.sec.gov) after it is filed.

Sponsor units

On November 26, 2007, our sponsor purchased an aggregate of 14,375,000 units for an aggregate purchase price of $25,000, or approximately $0.0017 per unit, in a private placement. This includes an aggregate of 1,875,000 units that are subject to mandatory redemption by us (for a maximum redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised in full so that our sponsor and its permitted transferees will own 20% of our issued and outstanding common stock after this offering (assuming they do not purchase units in this offering). Each sponsor unit consists of one share of common stock and one warrant. The shares of common stock and warrants comprising the sponsor units are detachable and may be transferred separately, subject to certain transfer restrictions described below. The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

•	our sponsor and its permitted transferees will not be able to exercise conversion rights with our sponsor and its permitted transferees will not be able to exercise conversion rights, as described below, with respect to the common stock;

•	our sponsor and any permitted transferees will agree to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public stockholders at the stockholders meeting called for the purpose of approving our business combination or any extension of our corporate existence to up to 36 months;

•	our sponsor and its permitted transferees will agree to waive their rights to participate in any liquidation distribution with respect to the common stock if we fail to consummate a business combination;

•	the warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after our business combination;

•	the warrants will not be redeemable by us as long as they are held by our sponsor or its permitted transferees (other than as part of a redemption of sponsor units if and to the extent the underwriter’s over-allotment option is not exercised in full);

•	the warrants may be exercised by paying cash or on a cashless basis; and

•	our sponsor has agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly, any of the sponsor units, the common stock and the warrants (including the common stock issuable upon exercise of such warrants) for a period of 180 days from the date of consummation of our business combination.

Our sponsor and MacAndrews & Forbes will be permitted to transfer all or any portion of the sponsor units (including the common stock and warrants comprising the sponsor units or the common stock issuable upon exercise of such warrants) to certain permitted transferees described under ‘‘Principal Stockholders—Transfers of Units, Common Stock and Warrants.’’

The warrants included in the sponsor units will not be exercisable unless a current registration statement is effective with respect to the shares of common stock issuable upon exercise of the warrants issued in this offering.

Co-investment units

MacAndrews & Forbes has agreed to purchase (or cause one or more of its affiliates) up to $40,000,000 of units for $10.00 per unit immediately prior to the consummation of our business combination to the extent such funds are not used to purchase shares of our common stock by MacAndrews & Forbes pursuant to the limit orders described in this prospectus. The co-investment units will be identical to the units sold in this offering, except that they will be subject to certain transfer restrictions until 180 days after the consummation of our business combination.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required for approving our business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination, our sponsor and its permitted transferees will agree to vote the shares of common stock included in the sponsor units in accordance with the majority of the shares of common stock voted by the public stockholders. Our sponsor and its permitted transferees will also agree that they will vote all such shares in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our business combination. In addition, MacAndrews & Forbes will agree to vote (and cause its affiliates to vote) all shares of common stock purchased in the open market pursuant to the purchase commitment or otherwise in favor of our business combination, in favor of the amendment providing for our perpetual existence and in favor of an extension of our corporate existence to up to 36 months.

Opportunity for stockholder approval of our business combination

In accordance with Article VI of our amended and restated certificate of incorporation (which Article VI cannot be amended prior to our business combination without the affirmative vote of at least 95% of our outstanding shares of common stock), we will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under Delaware law. In connection with our business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our business combination will be taken only if such business combination is approved.

We will proceed with our business combination if:

•	the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting,

•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and

•	conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and (ii) the stockholder vote to approve our business combination).

For purposes of seeking approval of a business combination by a majority of the shares of our common stock voted by the public stockholders, non-votes will have no effect once quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.

Extension of time to complete a business combination to up to 36 months

We have a period of 24 months from the date of this prospectus within which to effect our business combination. However, unlike most other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend the date before which we must complete our business combination by up to an additional 12 months to avoid being required to liquidate. If the extended date is approved by holders of a majority of our outstanding shares of common stock, we would have a total of up to 36 months from the date of this prospectus to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock do not approve the proposed extension to up to 36 months, or if holders of 40% or more of the shares sold in this offering vote against the proposed extension to up to 36 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

In connection with the vote required for the extension to up to 36 months, our sponsor and its permitted transferees will agree to vote the shares of common stock included in the sponsor units in accordance with the vote of the majority of public stockholders. In addition, MacAndrews & Forbes will agree to vote (and cause its affiliates to vote) all shares of common stock purchased in the open market pursuant to the purchase commitment or otherwise in favor of any such extension of our corporate existence to up to 36 months.

If the majority of our outstanding shares of common stock are voted at the special (or annual) meeting called for the purpose of approving such extension vote in favor of such extension and less than 40% of the shares sold in this offering are voted against the proposed extension and elect to convert their shares, we will then have an additional period of up to 12 months in which to consummate the business combination.

If the proposal for the extension to up to 36 months is approved, we will still be required to seek stockholder approval before effecting our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 36-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion rights

Pursuant to our amended and restated certificate of incorporation, at the time we seek stockholder approval of our business combination, each public stockholder voting against a business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account and legally available for distribution, including both income earned on the trust account and the deferred underwriting discounts and commissions (net of taxes), provided that our business combination is approved and consummated. In addition, any public stockholders voting against a proposed extension of the time period within which we must complete our business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Our sponsor and its permitted transferees will not have such conversion rights with respect to the common stock included in the sponsor units. In addition, our sponsor, MacAndrews & Forbes, their affiliates and our officers and directors will not have conversion rights with respect to any shares of common stock purchased in the open market pursuant to the purchase commitment or otherwise.

The actual per-share conversion price will be equal to the per share amount of approximately $9.83 initially deposited in the trust account, or approximately $9.81 if the over-allotment option is exercised (plus any income earned on the proceeds in the trust account in excess of the amount disbursed to us for working capital purposes, net of taxes on such interest, on such amount per share). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10%

limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an extension of the time period within which we must complete our business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or an extension of the time period within which we must complete our business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. For example, absent this provision, a public stockholder who owns 15% of the shares of common stock included in the units being sold in this offering could threaten to vote against a proposed business combination or an extension of the time period within which we must complete our business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

Dissolution and liquidation if no business combination is consummated

If we have not consummated a business combination within 24 months (or up to 36 months if our stockholders approve our extension) from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders on a pro rata basis any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

Our sponsor and its permitted transferees will agree to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation, with respect to the shares of common stock owned by them prior to this offering, including the shares of common stock issuable upon exercise of the sponsor warrants and the warrants included in the sponsor units. In addition, the underwriter has agreed to waive its rights to the $17,500,000 of the deferred underwriting discounts and commissions deposited in the trust account in the event we liquidate prior to the consummation of a business combination.

We will pay the costs of liquidation from our remaining assets outside of the trust account, including amounts available for release. If such funds are insufficient, we may request from the trustee up to $75,000 of income earned on the trust account to pay for liquidation costs and expenses.

Other stockholder rights

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination or the extension and the business combination is approved and consummated.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, our amended and restated certificate of incorporation prohibits us, prior to a business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Prior to the effective date of this registration statement, 14,375,000 warrants (included in the sponsor units) will be outstanding (including 1,875,000 warrants subject to mandatory redemption if and to the extent the underwriter’s over-allotment option is not exercised in full), held by one holder of record, our sponsor. On or prior to the date of this prospectus, there will be an additional 10,000,000 warrants outstanding representing the sponsor warrants issued in the private placement.

Public stockholders’ warrants

Each warrant offered to the public in this offering entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of our business combination, and

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and current.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus, or earlier upon redemption.

We have agreed to use commercially reasonable efforts to have an effective registration statement covering the common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

We may redeem the outstanding warrants at any time after the warrants become exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon a minimum of 30 days prior written notice of redemption, and

•	if, and only if, the last sales price of our common stock equals or exceeds $13.75 per share, subject to adjustment as discussed below, for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement from the date of notice of redemption through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will be entitled to exercise their warrants prior to the date scheduled for redemption. The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders with the ability to exercise their warrants prior to redemption at a premium to the initial exercise price. There can be no assurance, however, that the price of our common stock will exceed either the redemption trigger price of $13.75 or the warrant exercise price of $7.50 after we call the warrants for redemption.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value (as defined below) by (y) the fair market value. For this purpose, the ‘‘fair market value’’ means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if the fair market value of the common stock were $13.75, a holder of 100 warrants would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: (100 shares x ($13.75 − $7.50)) ÷ $13.75 = 46 shares. We will not issue fractional shares upon exercise of warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of shares.

If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash.

The foregoing redemption provisions do not apply to the warrants included in the sponsor units and the sponsor warrants, in each case for so long as such warrants are held by our sponsor or its permitted transferees.

The units will begin trading on or promptly after the date of this prospectus. The warrants included in the units will begin separate trading on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. determines that an earlier date is acceptable, subject to our having filed a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer and Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the issuance of such common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use commercially reasonable efforts to maintain a current registration statement relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants will expire worthless. Such expiration would result in each holder purchasing units in this offering paying the full unit purchase price solely for the share of common stock included in the unit. In addition, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the issuance of such shares of common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holder of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Warrants included in the sponsor units

The warrants included in the sponsor units are identical to the warrants included in the units being sold in this offering except as described above under ‘‘—Sponsor units.’’

Sponsor warrants

The sponsor warrants are identical to the warrants included in the units being sold in this offering except that the sponsor warrants:

•	will not be redeemable by us as long as they are held by our sponsor, its affiliates or their permitted transferees,

•	may be exercised by paying cash or on a cashless basis, and

•	our sponsor has agreed, and any permitted transferees will agree, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly, any of the sponsor warrants until after we consummate our business combination.

Our sponsor and its affiliates will be permitted to transfer all or any portion of the sponsor warrants to certain permitted transferees described under ‘‘Principal Stockholders—Transfers of Units, Common Stock and Warrants.’’

The sponsor warrants will not be exercisable unless a current registration statement is effective with respect to the shares of common stock issuable upon exercise of the warrants issued in this offering.

Warrants included in the co-investment units

The warrants included in the co-investment units are identical to the warrants included in the units being sold in this offering, except as described above under ‘‘—Co-investment units.’’

Dividends

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the consummation of our business combination. After we consummate our business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our business combination or otherwise may restrict or prohibit payment of dividends. In the event that we do declare dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

If the size of this offering is increased, a stock dividend or stock split will be effectuated so that the ownership represented by our sponsor units remains at 20% following this offering after giving effect to any mandatory redemption of units to the extent the underwriter’s over-allotment option is not exercised in full.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer and Trust Company.

Amendments to Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including requirements that:

•	upon closing of this offering, a certain amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except (i) in connection with or following our business combination or thereafter, (ii) for the payment to holders exercising their conversion rights, (iii) for the payment of taxes in respect of the trust account, (iv) to the extent of $9,000,000 of income earned that may be disbursed to us for working capital purposes or (v) upon our dissolution an liquidation and to the extent of $75,000 of income earned to pay our expenses of liquidation and dissolution, if necessary;

•	we will submit our initial proposed business combination to our stockholders for approval prior to consummating our business combination, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law;

•	we will submit any proposed amendment to our amended and restated certificate of incorporation to extend the time period within which we must consummate our business combination as described in this prospectus to our stockholders for approval prior to giving effect to any such extension;

•	our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described above (subject to the limitation on conversion rights of stockholders or ‘‘groups’’ holding more than 10% of the shares included in the units being sold in this offering);

•	we will consummate a business combination only if it has a fair market value equal to at least 80% of our net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of our business combination;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to the consummation of a transaction that satisfies the conditions of our business combination;

•	we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and the stockholder vote to approve our business combination);

•	prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on our business combination; and

•	if we do not consummate our business combination within 24 months (or up to 36 months if our stockholders approve an extension) after the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will provide that the above-referenced requirements and restrictions may only be amended prior to consummation of our business combination with the affirmative vote of at least 95% of our outstanding shares of common stock. In light of the 95% vote required for amendments to these provisions, we do not anticipate any changes to such requirements and restrictions prior to the consummation of our business combination.

Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our business combination without the affirmative vote of at least 95% of our outstanding shares of common stock.

Listing

We have applied to list our units, warrants and common stock on the American Stock Exchange upon consummation of this offering under the symbols ‘‘MGP.U,’’ ‘‘MGP.WS’’ and ‘‘MGP,’’ respectively.

Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards of the American Stock Exchange, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continuing listing standards such as income from continuing operations.

Certain Anti-takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Section 203 of the Delaware General Corporation Law

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a ‘‘business combination’’ with:

•	a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder;

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A ‘‘business combination’’ includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an ‘‘interested stockholder,’’ prior to the date of the transaction;

•	after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. Each class will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Election and removal of directors

Our stockholders may only remove directors for cause and with the vote of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.

Our amended and restated certificate of incorporation and amended and restated by-laws will not provide for cumulative voting in the election of directors.

Stockholder action; special meeting of stockholders

Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our amended and restated bylaws further provide that special meetings of our stockholders may be only called by our board of directors.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment of the amended and restated certificate of incorporation and amended and restated by-laws

Our amended and restated certificate of incorporation will provide that the affirmative vote of the holders of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors is required to amend the following provisions of our certificate of incorporation:

•	the provisions relating to our classified board of directors;

•	the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and provisions relating to the removal of directors;

•	the provisions relating to the restrictions on stockholder actions by written consent; and

•	the provisions requiring a 66 2/3% stockholder vote for the amendment of the above-listed provisions of our certificate of incorporation and for the adoption, amendment or repeal of our by-laws.

In addition, the board of directors will be permitted to alter our amended and restated by-laws without obtaining stockholder approval.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 62,500,000 shares of common stock outstanding, or 71,875,000 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 50,000,000 shares included in the units being sold in this offering, or 57,500,000 shares of common stock if the underwriter’s over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 12,500,000 shares of common stock, or 14,375,000 shares if the underwriter’s over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares of common stock will be eligible for sale under Rule 144 prior to one year from the date of this prospectus. Notwithstanding this restriction, those shares of common stock will not be transferable, except to certain permitted transferees, until 180 days after consummation of a business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

In addition, after this offering there will be 10,000,000 sponsor warrants outstanding that upon full exercise will result in the issuance of 10,000,000 shares of common stock to the holders of such warrants. Such warrants and the underlying shares of common stock are subject to registration as described below under ‘‘—Registration rights.’’

Rule 144

On November 15, 2007, the Securities and Exchange Commission adopted amendments to Rule 144. These amendments become effective on February 15, 2008. Under Rule 144 as currently in effect, none of the restricted securities described above may be resold prior to such date. Rule 144, as amended, is described below.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding nonaffiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the American Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

However, Rule 144 is not generally available for the resale of securities initially issued by a reporting or non-reporting shell company such as us. Despite this general prohibition, Rule 144 does permit reliance on Rule 144 for resales by a securityholder when (i) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company, (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or for such shorter period that the registrant was required to file such reports and materials), other than current reports on Form 8-K, and (iv) at least one year has elapsed from the time the issuer has filed current Form 10 equivalent information with the Securities and Exchange Commission reflecting its status as an entity that is not a shell company.

Therefore the sponsor units and the co-investment units, the common stock and warrants included or previously included in such units, the sponsor warrants and the common stock issuable upon exercise of such warrants could not be resold under Rule 144 until our business combination occurs and the conditions set forth in the preceding paragraphs are satisfied.

Registration rights

Pursuant to a registration rights agreement between us, our sponsor and MacAndrews & Forbes, the holders of the sponsor units and co-investment units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants), the sponsor warrants (and the common stock issuable upon exercise of such warrants), any shares of common stock purchased by MacAndrews & Forbes (or its affiliates) pursuant to the purchase commitment and any units, warrants or shares of common stock purchased by our sponsor or any of their affiliates in the open market will be entitled to three demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights commencing after the consummation of our business combination, in the case of the sponsor warrants and any securities purchased in the open market (other than pursuant to the purchase commitment), and 180 days after the consummation of our business combination, in the case of the sponsor units, the co-investment units and shares purchased pursuant to the purchase commitment. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, by beneficial owners of our securities that acquire our securities pursuant to this offering and that hold such securities as capital assets (generally, for investment). This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of holders, such as:

•	financial institutions

•	regulated investment companies

•	real estate investment trusts

•	tax-exempt entities

•	insurance companies

•	persons holding the shares as part of a hedging, integrated or conversion transaction, constructive sale or ‘‘straddle’’

•	persons who acquired our securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services

•	U.S. expatriates or former long-term residents

•	persons subject to the alternative minimum tax

•	dealers or traders in securities or currencies

•	taxpayers who have elected mark-to-market accounting

•	holders whose functional currency is not the U.S. dollar.

This summary does not address any aspect of U.S. federal gift or estate tax (except to the limited extent set forth below), or state, local or non-U.S. tax laws.

As used in this section, the term ‘‘U.S. person’’ means: (1) an individual citizen or resident of the U.S.; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; and (4) a trust if (A) a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) it has a in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

As used in this section, the term ‘‘U.S. holder’’ means a beneficial owner of our securities that is a U.S. person.

If you are an individual, you may, among other reasons, be treated as a resident alien of the U.S., as opposed to a non-resident alien, for U.S. federal income tax purposes if you are present in the U.S. for at least 31 days in a calendar year and for an aggregate of at least 183 days during a three-year period ending in such calendar year. For purposes of this calculation, you would count all of the days that you were present in the then-current year, one-third of the days that you were present in the immediately preceding year and one-sixth of the days that you were present in the second preceding year. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens, and thus would constitute ‘‘U.S. holders’’ for purposes of the discussion below.

The term ‘‘Non-U.S. holder’’ means a beneficial owner of our securities that is neither a U.S. person nor a partnership (including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes).

If a partnership is a beneficial owner of our securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires our securities, you should consult your tax advisor regarding the tax consequences of acquiring, holding and disposing of our securities.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the U.S. Internal Revenue Service will not disagree with or challenge any of the conclusions we have reached and describe herein.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our securities and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘Gain or loss on sale, exchange or other taxable disposition of common stock’’ below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied. With certain exceptions

(including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may suspend the running of the applicable holding period for purposes of the dividends-received deduction or the capital gains tax rate, as the case may be.

Dividends (including any constructive distributions treated as dividends on the common stock or warrants as described below) paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at the rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a U.S. person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a ‘‘branch profits tax’’ at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number). A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or loss on sale, exchange or other taxable disposition of common stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange, or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required time period) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to certain limitations, and the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Any gain realized by a non-U.S. holder upon the taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of our common stock at any time within the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period for securities disposed of. Unless an applicable treaty provides otherwise, gain described in clauses (i) and (iii) above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in clause (i) above of a non-U.S. holder that is a foreign corporation may also be subject to an additional ‘‘branch profits tax’’ at a 30 percent rate. Gain described in clause (ii) above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in clause (iii) above generally will be subject to a ten percent withholding tax, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s U.S. federal income tax liability, which would be determined at applicable U.S. federal income tax rates based on gain actually realized. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties that may provide for different rules.

We currently are not a ‘‘U.S. real property holding corporation.’’ However, we cannot yet determine whether we will be a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a ‘‘U.S. real property holding corporation’’ if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Furthermore, although we anticipate that our common stock will be regularly traded on an established securities market, there can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Conversion of common stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under ‘‘Gain or loss on sale, exchange or other taxable disposition of common stock’’ above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described under ‘‘Dividends and distributions’’ above. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is ‘‘substantially disproportionate’’ with respect to the holder, (2) results in a ‘‘complete termination’’ of the holder’s interest in us or (3) is ‘‘not essentially equivalent to a dividend’’ with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will be ‘‘not essentially equivalent to a dividend’’ if a holder’s conversion results in a ‘‘meaningful reduction’’ of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’ A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of exercising a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under ‘‘—Dividends and distributions.’’ After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly to the adjusted basis of stock held by related persons whose stock is constructively owned by the holder.

If conversion of our stock is treated as a dividend, the proceeds of conversion paid to a non-U.S. Holder that are not effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States will generally be subject to U.S. withholding tax at a rate of 30 percent of the gross amount, unless such holder is entitled to a reduced rate of withholding under an applicable income tax treaty, as described above under ‘‘—Dividends and distributions.’’ In the case of payments made after December 31, 2008 in redemption of publicly traded stock held by a non-U.S. holder, which the conversion would be, proposed regulations would require certain escrow and certification procedures to be followed by withholding agents to determine whether such redemption should be treated as a dividend under the tests described above, and therefore whether to withhold this tax. In addition, although such regulations are only proposed, withholding agents are permitted to rely on these procedures for payments that occur before January 1, 2009. It is unclear at this time whether the proposed regulations will be adopted in their current form. Nevertheless, non-U.S. Holders should consult their tax advisers as to the potential applicability of the escrow and certification requirements that would be imposed by the proposed regulations.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1 percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in that regard.

Tax Consequences of an Investment in the Warrants

Exercise of a warrant

Except as discussed below with respect to the cashless exercise of a warrant, upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant.

The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘General’’) and the exercise price (i.e., initially, $7.50 per share of our common stock, subject to adjustment as described in this prospectus). The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. A U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant treated as such a taxable exchange will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under ‘‘Gain or loss on sale, exchange or other taxable disposition of common stock’’ above. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as ‘‘U.S. real property interests’’ and the tax consequences resulting from such treatment.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, exchange, redemption, or expiration of a warrant

Upon a sale, exchange (other than by exercise), redemption, expiration, or other taxable disposition of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount , if any, realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘General’’). Such gain or loss will generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition. As discussed above, the deductibility of capital losses is subject to certain limitations, and the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under ‘‘Gain or loss on sale, exchange or other taxable disposition of common stock’’ above.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock. See ‘‘Dividends and distributions’’ above.

Information Reporting and Backup Withholding

Under U.S. Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. U.S. information reporting and backup withholding generally will not apply to a payment of proceeds from a disposition of common stock where the transaction is effected outside the U.S. through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S. , (iii) a controlled foreign corporation as defined in the Code or (iv) a foreign partnership with certain U.S. connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury Regulations.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

 Underwriting

Citigroup Global Markets Inc. is acting as the sole underwriter of this offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, Citigroup Global Markets Inc. has agreed to purchase and we have agreed to sell 50,000,000 units in this offering.

The underwriting agreement provides that the obligations of the underwriter to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions including the continued accuracy, in all material respects, of the disclosures in this prospectus and of the representations and warranties in the underwriting agreement. The underwriter is obligated to purchase all of the units (other than those covered by the over-allotment option described below) if it purchases any of the units.

The underwriter proposes to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $         per unit. After the underwriter purchases the units from us, if all of the units are not sold at the initial offering price, the underwriter may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that it does not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

At our request, the underwriter has reserved up to       % of the units for sale at the initial offering price to persons who are directors, officers, or employees, or who are otherwise associated with us through a directed unit program. The number of units available for sale to the general public will be reduced by the number of directed units purchased by participants in the program. Any directed units not purchased will be offered by the underwriter to the general public on the same basis as all other units offered. We have agreed to indemnify the underwriter against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed units. The units reserved for sale under the directed unit program will be subject to a lock-up agreement for up to 180 days following this offering.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus, to purchase up to 7,500,000 additional units at the public offering price less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering.

The ‘‘restricted period’’ under Regulation M will end upon the completion of this distribution. Under Regulation M, the restricted period will terminate when all of the securities have been distributed and any stabilization arrangements have been terminated. Further, if the underwriter were to exercise the over-allotment option to purchase securities in excess of its syndicate short position at the time the over-allotment option is exercised, the restricted period could be extended. In such event, the restricted period would not end until the excess securities were distributed by the underwriter or placed in their investment account. However, the underwriter has agreed that it may only exercise its over-allotment option to cover its actual short positions, if any.

Our sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the sponsor warrants (including the shares of common stock issuable upon exercise of such warrants) until after the date on which we consummate our business combination and our sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the sponsor units or the shares of common stock or warrants included in such units (including the shares of common stock issuable upon exercise of such warrants) for a period of 180 days from the date of consummation of our business combination. See ‘‘Prospectus Summary—the Offering—Transfer Restrictions.’’

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriter. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospectus of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, currently prevailing market conditions in equity securities markets, and current market valuations of publicly traded companies considered comparable to us. The prices at which the units will trade in the public market after this offering may be lower than the initial public offering price or an active trading market in our units, common stock or warrants may not develop and continue after this offering.

We have applied to have the units listed on the American Stock Exchange under the symbol ‘‘MGP.U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘MGP’’ and ‘‘MGP.WS,’’ respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional units.

	Paid by MAFS Acquisition Corp.
	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$35,000,000	$40,250,000

The amounts paid by us in the table above include $17,500,000 in deferred underwriting discounts and commissions (or $20,125,000 if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our consummation of a business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions, reduced pro-ratably by the exercise of stockholder conversion rights, will be released to the underwriter out of the balance held in the trust account. If we do not consummate a business combination and the trustee must distribute the balance of the trust account, the underwriter has agreed that (i) on our liquidation it will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes on such interest, to the public stockholders.

In connection with this offering, the underwriter may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriter in this offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of units made in an amount up to the number of units represented by the underwriter’s over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriter may also make ‘‘naked’’ short sales of units in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriter are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of bids for or purchases of units in the open market while this offering is in progress.

The underwriter may also impose a penalty bid. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the underwriter repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

We estimate that the portion of the total expenses of this offering payable by us will be $790,000, exclusive of underwriting discounts and commissions.

Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless the Financial Industry Regulatory Authority determines that such payment would not be deemed underwriter’s compensation in connection with this offering. From time to time, the underwriter has provided, and continues to provide, investment banking and other services to MacAndrews & Forbes, which is an affiliate of our sponsor, and affiliates of MacAndrews & Forbes and its employees, for which it has received and expects to receive customary fees and commissions.

A prospectus in electronic format may be made available by the underwriter on a website maintained by it and may distribute prospectuses electronically. The underwriter may agree to allocate a number of units for sale to its online brokerage account holders. Internet distributions will be allocated on the same basis as other allocations. In addition, units may be sold by the underwriter to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a ‘‘relevant member state’’), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the ‘‘relevant implementation date’’), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an ‘‘offer of units to the public in relation to any units’’ in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriter, is authorized to make any further offer of the units on behalf of the sellers or the underwriter.

Notice to prospective investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (‘‘Qualified Investors’’) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to prospective investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.41 1-1, L.41 1-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

 Legal Matters

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering Akin Gump Strauss Hauer & Feld LLP, New York, New York is acting as counsel to the underwriter.

 Experts

The financial statements of MAFS Acquisition Corp. as of December 31, 2007 and for the period November 16, 2007 (date of inception) to December 31, 2007, appearing in this prospectus and registration statement have been audited by Ernst & Young, LLP, an independent registered public accounting firm, as set forth in their report therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including the registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
MAFS Acquisition Corp.:

We have audited the accompanying balance sheet of MAFS Acquisition Corp. (a corporation in the development stage) (the ‘‘Company’’) as of December 31, 2007, and the related statements of operations, stockholder’s deficit and cash flows for the period from November 16, 2007 (date of inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the period from November 16, 2007 (date of inception) to December 31, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent upon completion of a financing through a proposed public offering and the Company’s cash and working capital as of December 31, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are discussed in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP
New York, New York
February 11, 2008

MAFS ACQUISITION CORP.
(a development stage company)

Balance Sheet
As of December 31, 2007

Assets
Current assets:
Cash	$190,521
Prepaid expenses and other current assets	8,827
Total current assets	199,348
Noncurrent assets:
Deferred offering costs	390,152
Total assets	$589,500
Liabilities And Stockholder’s Deficit
Current liabilities:
Note payable, related party	$251,110
Accrued expenses	421,250
Accrued taxes	350
Total current liabilities	672,710
Common stock subject to redemption, $0.0001 par value; 1,875,000 shares issued and outstanding at December 31, 2007	3,261
Stockholder’s equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at December 31, 2007	—
Common stock, $0.0001 par value; 225,000,000 shares authorized; 12,500,000 shares issued and outstanding at December 31, 2007	1,250
Additional paid-in capital	20,489
Deficit accumulated during the development stage	(108,210)
Total stockholder’s deficit	(86,471)
Total liabilities and stockholder’s deficit	$589,500

See accompanying notes to financial statements.

MAFS ACQUISITION CORP.
(a development stage company)

Statement of Operations
For the period from November 16, 2007 (inception) to December 31, 2007

Operating expenses:
Formation and operating costs	$107,860
Total expenses	107,860
Income taxes	350
Net loss	$(108,210)
Loss per common share:
Basic and diluted	$(0.01)
Average common shares outstanding, including redeemable common shares:
Basic and diluted	14,375,000

See accompanying notes to financial statements.

MAFS ACQUISITION CORP.
(a development stage company)

Statement of Stockholder’s Deficit
For the period from November 16, 2007 (inception) to December 31, 2007

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholder’s Deficit
	Shares	Amount
Balance at November 16, 2007 (inception)	—	$—	$—	$—	$—
Issuance of units to initial stockholder at approximately $0.0017 per unit	14,375,000	1,438	23,562	—	25,000
Reclassification of common stock subject to redemption	(1,875,000)	(188)	(3,073)	—	(3,261)
Net loss	—	—	—	(108,210)	(108,210)
Balance at December 31, 2007	12,500,000	$1,250	$20,489	$(108,210)	$(86,471)

See accompanying notes to financial statements.

MAFS ACQUISITION CORP.
(a development stage company)

Statement of Cash Flows
For the period from November 16, 2007 (inception) to December 31, 2007

Cash Flows From Operating Activities:
Net loss	$(108,210)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(8,827)
Accrued expenses	32,208
Accrued income taxes	350
Net cash used in operating activities	(84,479)
Cash Flows From Financing Activities:
Proceeds from note payable	250,000
Proceeds from sale of units subject to redemption	3,261
Proceeds from sale of other units	21,739
Net cash provided by financing activities	275,000
Increase in cash	190,521
Cash at beginning of period	—
Cash at end of period	$190,521
Supplemental Disclosure Of Noncash Financing Activities:
Deferred offering costs included in accrued expenses	$390,152

See accompanying notes to financial statements.

MAFS ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

MAFS Acquisition Corp. (the ‘‘Company’’) was incorporated in the State of Delaware on November 16, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets. The Company is considered in the development stage and is subject to the risks associated with development stage companies.

At December 31, 2007, the Company had not commenced any operations. All activity through December 31, 2007 relates to the Company’s formation and its ability to begin operations is dependent on the proposed offering described below. As of December 31, 2007, the Company had $190,521 in cash and a working capital deficiency of $473,362. Further, the Company expects to incur significant costs in pursuit of its acquisition plans. The Company’s plans to raise capital and consummate a business combination may not be successful. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed offering, which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed offering and the private placement of 10,000,000 warrants to purchase common stock that is intended to be consummated immediately prior to the proposed offering (see Note 5), although substantially all of the net proceeds are to be applied toward consummating a business combination with one or more operating companies. Under the terms of the proposed offering, the business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the Company’s net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust) at the time of such business combination. If the Company acquires only a controlling interest in a target business or businesses, the portion of such business that the Company acquires must have an aggregate fair market value equal to at least 80% of the net assets held in trust (net of taxes and the amount of deferred underwriting discounts and commissions held in trust). The Company will not consummate a business combination unless it acquires a controlling interest in a target company, whether through the acquisition of a majority of the voting equity interests of the target company or through other means.

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries. Instead, the Company intends to focus on various industries and target businesses that may provide significant opportunities for increasing profitability.

If the transactions discussed in Note 3 are successful on those terms, proceeds of $491,460,000 from the proposed offering and the private placement of $10,000,000 of the Company’s sponsor warrants will be held in a trust account and will only be released to the Company upon the earlier of: (i) the consummation of a business combination; (ii) upon exercise of conversion rights in connection with an extension of the Company’s corporate existence; or (iii) the Company’s liquidation, subject to limited exceptions described below. The proceeds in the trust account will include 3.5% of the offering proceeds representing deferred underwriting discounts and commissions. Upon consummation of a business combination, $17,500,000, which constitutes the underwriter’s deferred discounts and commissions (or $20,125,000 if the underwriter’s over-allotment option is exercised in full), reduced pro-ratably by the exercise of stockholder conversion rights (as described below), will be paid to the underwriter from the funds held in the trust account. The proceeds outside of the trust account as well as the income of up to $9,000,000 earned on the trust account balance that may be released to the Company may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

MAFS ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements    (Continued)

Under the terms of the proposed offering, the Company will seek stockholder approval before it will effect its initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve the business combination, the Company’s existing stockholder, MAFS Acquisition LLC (the ‘‘Sponsor’’), a Delaware limited liability company wholly owned by Ronald O. Perelman, and certain of its permitted transferees are expected to agree to vote all shares of common stock owned by them prior to the proposed offering in accordance with the majority of the shares of common stock voted by the public stockholders. The terms of the proposed offering provide that the Company will be able to proceed with a business combination only if (i) the business combination is approved by a majority of votes cast by the Company’s public stockholders at a duly held stockholders meeting, (ii) an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence is approved by a majority of the Company’s outstanding shares of common stock, and (iii) conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in the proposed offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which the Company may complete a business combination and the stockholder vote to approve a business combination) (as described below). If the conditions to consummate the proposed business combination are not met but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect another business combination. While the Company’s certificate of incorporation currently provides for a perpetual existence, the Company expects to amend and restate such certificate prior to the closing of the proposed offering to provide that the Company’s corporate existence will automatically cease 24 months (or up to 36 months if the stockholders approve an amendment giving effect to an extension) from the date of the final prospectus related to the proposed offering except for the purpose of winding up its affairs and liquidating. However, if the Company is unable to consummate a business combination within 24 months from the date of the proposed offering, but has entered into a definitive agreement with respect to a business combination, the Company may seek stockholder approval to extend the period of time to consummate a business combination by up to an additional 12 months. In order to extend the period of time up to 36 months (i) holders of a majority of the Company’s common stock must approve the extension and (ii) conversion rights must be exercised with respect to less than 40% of the shares sold in the proposed offering. If the Company fails to sign a definitive agreement within such 24-month period or if the Company fails to consummate a business combination within such 24-month period (or up to 36-month period if stockholders approve an extension), the Company will liquidate and distribute the proceeds held in the trust account to public stockholders.

If the business combination is approved and consummated, subject to certain limitations, the terms of the proposed offering provide that each public stockholder voting against such business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including deferred underwriting discounts and commissions and income earned on the trust account, net of income taxes payable on such interest and net of income of up to $9,000,000 on the trust account disbursed to fund the Company’s working capital requirements). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Under the terms of the proposed offering, if the Company does not consummate a business combination within 24 months (or up to 36 months if the stockholders approve an extension) after the date of the final prospectus filed with the Securities and Exchange Commission relating to the proposed offering, the Company will liquidate and promptly distribute only to the public stockholders the amount in the trust account, less any income taxes payable on income and any income of up to $9,000,000 previously released to the Company and used to fund its working capital requirements, plus any remaining net assets. In the event of liquidation, it is possible that the per share value of the

MAFS ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements    (Continued)

residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 3).

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all highly liquid investments with maturities at the time of purchase of three months or less to be cash equivalents.

Net loss per share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss per share by the weighted average number of shares of common stock outstanding, plus to the extent dilutive, the incremental number of shares of common stock to settle warrants held by the Sponsor (see Note 6), as calculated using the treasury stock method. During the period November 16, 2007 through December 31, 2007, such warrants were antidilutive and consequently the effect of their conversion into shares of common stock has been excluded from the calculation of diluted net loss per share.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Deferred offering costs

Deferred offering costs consist principally of professional fees incurred through the balance sheet date that are related to the proposed offering and that will be charged to capital upon the receipt of the capital raised or charged to operations if the proposed offering is not completed.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, excluding the note payable to a related party, which qualify as financial instruments under Statement of Financial Accounting Standards

MAFS ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements    (Continued)

No. 107, Disclosure About Fair Value of Financial Instruments, approximates the carrying amounts represented in the balance sheet because of their short term maturities.

Recent accounting pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3—PROPOSED PUBLIC OFFERING

The proposed offering calls for the Company to offer for sale 50,000,000 units at a price of $10.00 per unit, plus up to an additional 7,500,000 units which may be issued upon exercise of a 30-day option granted to the underwriter to cover over-allotments, if any. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on later of: (i) the consummation of the business combination, or (ii) one year from the date of the final prospectus for the proposed offering. The warrants may not be exercised unless, at the time of exercise, a registration statement relating to the common stock issuable upon exercise of the warrants has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrant. If the Company is unable to maintain the effectiveness of such registration until the expiration of the warrants, and therefore is unable to deliver registered shares of common stock, the warrants will become worthless. In no event will the holder of a warrant be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in shares of common stock.

The warrants expire five years from the date of the final prospectus, unless earlier redeemed. The warrants included in the units being sold in the proposed offering will be redeemable, at the Company’s option, in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period. In addition, the warrants are not redeemable unless the shares of common stock underlying the warrants are covered by an effective registration statement from the date of notice through the date fixed for redemption. If the foregoing provisions are satisfied and the Company calls the warrants for redemption, each warrant holder will be entitled to exercise its warrants prior to the date scheduled for redemption.

NOTE 4—INCOME TAXES

Components of the Company’s deferred tax assets are as follows:

Organizational costs	48,925
Less valuation allowance	(48,925)
Total	—

The Company recorded a tax provision of $350 related to state and local minimum taxes. Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that it will be able to realize its deferred tax assets in the future. The effective tax rate differs from the statutory rate of 34% due to state and local taxes and the establishment of the valuation allowance.

NOTE 5—RELATED PARTY TRANSACTIONS

On December 4, 2007, the Sponsor signed an agreement to purchase (or to cause one or more of its affiliates to purchase) 10,000,000 sponsor warrants at $1.00 per warrant (for an aggregate purchase

MAFS ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements    (Continued)

price of $10,000,000) from the Company on a private placement basis immediately prior to the closing of the proposed offering. The $10,000,000 will be placed in the trust account. The Sponsor and its affiliates will be permitted to transfer the warrants held by them to certain permitted transferees, including the Company’s officers, directors and employees, any affiliates or family members of such individuals, any affiliates of the Company, the Sponsor or MacAndrews & Forbes Holdings Inc. (‘‘MacAndrews & Forbes’’), an affiliate of the Sponsor, and any officers, directors, members and employees of the Sponsor, MacAndrews & Forbes or such affiliates, but the transferees receiving such securities will be subject to the same agreements and transfer restrictions with respect to such securities as the Sponsor. Otherwise, these warrants will not be transferable or salable by the Sponsor until after the consummation of a business combination. The sponsor warrants may be exercised by paying cash or on a cashless basis and will be non-redeemable as long as they are held by the Sponsor, its affiliates or their permitted transferees. Otherwise, the sponsor warrants will have terms and provisions that are identical to those of the warrants included in the units being sold as part of the units in the proposed offering.

The Company expects to agree to pay up to $10,000 a month in total for office space and general and administrative services to MacAndrews & Forbes. Services are expected to commence promptly after the effective date of the proposed offering and are expected to terminate upon the earlier of (i) the consummation of a business combination or (ii) the liquidation of the Company.

The Company participates in MacAndrews & Forbes directors and officers insurance program, which covers the Company as well as MacAndrews & Forbes and MacAndrews & Forbes’ other affiliates. The limits of coverage are available on aggregate losses to any or all of the participating companies and their respective directors and officers. The Company will reimburse MacAndrews & Forbes for its allocable portion of the premiums of such coverage, which the Company believes is more favorable than the premiums the Company could secure were it to secure its own coverage. At December 31, 2007, the Company recorded accrued expenses of $2,250 relating to the directors and officers insurance program.

MacAndrews & Forbes has loaned a total of $250,000 to the Company to fund a portion of the offering expenses owed by the Company to third parties. The loan bears interest at a rate of 4.5% per annum and will be payable on the earlier of November 30, 2008 or the consummation of the proposed offering. The loan, including accrued interest, will be repaid out of the proceeds used to pay the offering expenses. Accrued interest of $1,110 for the period November 16, 2007 to December 31, 2007 has been capitalized in the loan balance as of December 31, 2007.

The Company anticipates that, prior to the closing of the proposed offering, MacAndrews & Forbes will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place limit orders (or cause one or more of its affiliates to place limit orders) for up to $40,000,000 of the Company’s common stock commencing two business days after the Company files a preliminary proxy statement relating to a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders are expected to require MacAndrews & Forbes (or its affiliates) to purchase any of the Company’s shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of the most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase until the earlier of the expiration of the buyback period and such purchases reach $40,000,000 in total. The purchase of such shares are expected to be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and MacAndrews & Forbes. It is intended that these purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject

MAFS ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements    (Continued)

to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. The Company anticipates that MacAndrews & Forbes and its affiliates will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of the Company’s business combination and in favor of an extension of corporate existence to up to 36 months from the date of this prospectus in the event the Company has entered into a definitive agreement for, but has not yet consummated, a business combination. As a result, MacAndrews & Forbes and its affiliates may be able to influence the outcome of the Company’s business combination. Under such an arrangement, it is anticipated that MacAndrews & Forbes and its affiliates would not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it would participate in any liquidation distribution with respect to such shares.

The Company anticipates that MacAndrews & Forbes will agree to apply any portion of the $40,000,000 not used for open market purchases of common stock to purchase (or to cause one or more of its affiliates to purchase) units from the Company, at a price of $10.00 per unit, immediately prior to the consummation of the Company’s business combination (referred to as ‘‘co-investment units’’). The Company anticipates that the co-investment units will be identical to the units sold in the proposed offering, except that they will be subject to certain transfer restrictions and will be unregistered. The proceeds of the sale of the co-investment units would not be deposited into the trust account and would not be available for distribution to public stockholders exercising their conversion rights.

The Company anticipates that MacAndrews & Forbes and its affiliates will agree that they will not sell or transfer any shares of common stock or co-investment units (including the common stock and warrants comprising the co-investment units or the common stock issuable upon exercise of such warrants) purchased by them pursuant to these agreements, subject to certain exceptions, until 180 days after the consummation of the Company’s business combination.

NOTE 6—SPONSOR UNITS

On November 26, 2007, the Sponsor purchased an aggregate of 14,375,000 units for an aggregate purchase price of $25,000, or approximately $0.0017 per unit. This includes an aggregate of 1,875,000 units that are subject to mandatory redemption by the Company (for a maximum redemption price of $3,261) if and to the extent the underwriter’s over-allotment option is not exercised in full, so that the Sponsor and its permitted transferees will own 20% of the Company’s issued and outstanding units after the proposed offering (assuming they do not purchase units in the offering). Such redeemable units, which had an aggregate purchase price of $3,261, are presented separately on the accompanying balance sheet, outside of permanent stockholder’s equity since they are subject to mandatory redemption outside the control of the Company, and are carried at their aggregate maximum redemption price of $3,261. Each sponsor unit consists of one share of common stock and one warrant. The common stock and warrants comprising the sponsor units are identical to the shares and warrants comprising the units being sold in the proposed offering, except that:

•	the Sponsor is expected to agree, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public stockholders at the stockholders meeting called for the purpose of approving the Company’s business combination or any extension of the Company’s corporate existence to up to 36 months;

•	the Sponsor and its permitted transferees will not be able to exercise conversion rights with respect to the common stock;

•	the Sponsor and its permitted transferees will agree to waive their rights to participate in any liquidation distribution with respect to the common stock if the Company fails to consummate a business combination;

MAFS ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements    (Continued)

•	such warrants may not be exercised unless and until the last sale price of the common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after the business combination;

•	such warrants will not be redeemable by the Company as long as they are held by the Sponsor or its permitted transferees (other than as part of a mandatory redemption of the sponsor units to the extent the underwriters’ over-allotment option is not exercised in full);

•	such warrants may by exercised by paying cash or on a cashless basis; and

•	such common stock and warrants are subject to the transfer restrictions described below.

The Sponsor has agreed, subject to certain exceptions described below, not to transfer, assign or sell any of the sponsor units or any of the common stock or warrants included in such units (including the common stock issuable upon exercise of the warrants) for a period of 180 days from the date of consummation of a business combination.

The Sponsor is permitted to transfer its sponsor units and the common stock and warrants comprising such units (including the shares of common stock issuable upon exercise of warrants) to certain permitted transferees, including the Company’s officers, directors and employees, any affiliates or family members of such individuals, any affiliates of the Sponsor or MacAndrews & Forbes and any officers, directors, members and employees of the Sponsor, MacAndrews & Forbes or such affiliates, but the transferees receiving such securities will be subject to the same agreements and transfer restrictions as the Sponsor. Any such transfers will be made in accordance with applicable securities laws.

With the exception of the 1,875,000 units that are subject to mandatory redemption, the warrants are classified within stockholder’s equity since, under the terms of the warrants and in accordance with paragraph 7 of EITF 00-19, the Company cannot be required to settle or redeem them for cash.

NOTE 7—STOCKHOLDER’S EQUITY

Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. No shares were issued and outstanding as of December 31, 2007.

Common Stock

The authorized common stock of the Company includes up to 225,000,000 shares. The holders of the common stock are entitled to one vote for each share of common stock. In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the board of directors.

$500,000,000

MAFS Acquisition Corp.

50,000,000 Units

PROSPECTUS

                , 2008

Citi

Until          , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative’s non-accountable expense allowance) will be as follows:

Legal fees and expenses		$400,000
Printing and engraving expenses		100,000
Accounting fees and expenses		125,000
Securities and Exchange Commission registration fee		17,653
FINRA filing fee		58,000
Stock exchange filing and listing fee		70,000
Director and officer liability insurance premiums(1)		225,000
Initial trustees’ fee		3,000
Transfer agent and warrant agent fee(3)		6,000
Miscellaneous(3)		*
Total	$	*

*	To be filed by amendment.
(1)	This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(2)	In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, acting as transfer agent, registrar, warrant agent and trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $12,000 for acting as transfer agent and registrar.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, will provide that that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

We will enter into indemnification agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

On November 26, 2007, we sold 14,375,000 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock, to our sponsor without registration under the Securities Act.

Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an accredited investor. The securities were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0017 per unit.

In addition, our sponsor has agreed to purchase (or cause one or more of its affiliates to purchase) from us 10,000,000 sponsor warrants at $1.00 per warrant (for an aggregate purchase price of $10,000,000). This purchase will take place on a private placement basis immediately prior to the consummation of our initial public offering. The issuance of the sponsor warrants will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to an accredited investor. Our sponsor’s obligation to purchase the sponsor warrants was made pursuant to a Sponsor Warrant Purchase Agreement, dated as of December 4, 2007, as amended as of February 11, 2008. Such obligation was made prior to the filing of the registration statement, and the only conditions to the obligation undertaken by our sponsor are conditions outside of its control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the registration statement relating to the public offering and therefore constitutes a ‘‘completed private placement.’’

No underwriting discounts or commissions were paid or will be paid with respect to the foregoing sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement between the Registrant and the Underwriter.*
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	Form of Amended and Restated By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and the Registrant.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.*
10.1	Unit Subscription Agreement between the Registrant and MAFS Acquisition LLC.†
10.2	Amended and Restated Sponsor Warrant Purchase Agreement between the Registrant and MAFS Acquisition LLC.
10.3	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, acting as trustee, and the Registrant.*
10.4	Form of Letter Agreement among the Registrant, MAFS Acquisition LLC and Citigroup Global Markets Inc.*
10.5	Form of Letter Agreement between MacAndrews & Forbes Holdings Inc. and Citigroup Global Markets Inc.*
10.6	Form of Letter Agreement between the Registrant, the Underwriter and certain officers and directors.*
10.7	Form of Co-investment Unit Purchase Agreement between MacAndrews & Forbes Holdings Inc. and the Registrant.
10.8	Form of Letter Agreement between the Registrant and MacAndrews & Forbes for providing administrative support.
10.9	Form of Registration Rights Agreement between the Registrant and MAFS Acquisition LLC.*

Exhibit No.	Description
10.10	Form of Indemnity Agreement between the Registrant and key officers and directors.
10.11	Promissory Note issued to MacAndrews & Forbes Holdings Inc.†
14	Form of Code of Ethics of the Registrant.*
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Director Nominees.*
23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included on Exhibit 5.1).*
24.1	Power of Attorney (included on signature page of this registration statement).†
24.2	Power of Attorney of Peter A. Cohen.
24.3	Power of Attorney of Gerald J. Ford.
24.4	Power of Attorney of John M. Keane.
99.1	Form of Audit Committee Charter of the Registrant.*
99.2	Form of Nominating Committee Charter of the Registrant.*

*	To be filed by amendment.
†	Previously filed.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 in a primary offering of securities, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in this registration statement or any accompanying prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or any such prospectus immediately prior to such date of first use.

(b)    The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of February 2008.

MAFS ACQUISITION CORP.
By:	/s/ Barry F. Schwartz
Barry F. Schwartz President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chairman of the Board	February 12, 2008

Ronald O. Perelman

/s/ Barry F. Schwartz	President, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2008

Barry F. Schwartz

*	Treasurer, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 12, 2008

Paul G. Savas

/s/ Peter A. Cohen	Director	February 12, 2008

Peter A. Cohen

/s/ Gerald J. Ford	Director	February 12, 2008

Gerald J. Ford

/s/ John M. Keane	Director	February 12, 2008

John M. Keane

*By:/s/ Barry F. Schwartz

Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement between the Registrant and the Underwriter.*
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	Form of Amended and Restated By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and the Registrant.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.*
10.1	Unit Subscription Agreement between the Registrant and MAFS Acquisition LLC.†
10.2	Amended and Restated Sponsor Warrant Purchase Agreement between the Registrant and MAFS Acquisition LLC.
10.3	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, acting as trustee, and the Registrant.*
10.4	Form of Letter Agreement among the Registrant, MAFS Acquisition LLC and Citigroup Global Markets Inc.*
10.5	Form of Letter Agreement between MacAndrews & Forbes Holdings Inc. and Citigroup Global Markets Inc.*
10.6	Form of Letter Agreement between the Registrant, the Underwriter and certain officers and directors.*
10.7	Form of Co-investment Unit Purchase Agreement between MacAndrews & Forbes Holdings Inc. and the Registrant.
10.8	Form of Letter Agreement between the Registrant and MacAndrews & Forbes for providing administrative support.
10.9	Form of Registration Rights Agreement between the Registrant and MAFS Acquisition LLC.*
10.10	Form of Indemnity Agreement between the Registrant and key officers and directors.
10.11	Promissory Note issued to MacAndrews & Forbes Holdings Inc.†
14	Form of Code of Ethics of the Registrant.*
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Director Nominees.*
23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included on Exhibit 5.1).*
24.1	Power of Attorney (included on signature page of this registration statement).†
24.2	Power of Attorney of Peter A. Cohen.
24.3	Power of Attorney of Gerald J. Ford.
24.4	Power of Attorney of John M. Keane.
99.1	Form of Audit Committee Charter of the Registrant.*
99.2	Form of Nominating Committee Charter of the Registrant.*

* To be filed by amendment.
† Previously filed.